QUAKER CHEMICAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

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4.4...... EMPLOYER MATCHING AND DISCRETIONARY CONTRIBUTIONS    21

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QUAKER CHEMICAL CORPORATION RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

            WHEREAS, Quaker Chemical Corporation (the “Company”) maintains the Quaker Chemical Corporation Retirement Savings Plan (the “Plan”) for the benefit of eligible employees of the Company and participating affiliates;

            WHEREAS, the Plan was most recently amended and restated effective January 1, 2015; and

            WHEREAS, the Company desires to amend and restate the Plan in order to exclude certain items from the definition of compensation thereunder, effective January 1, 2016;

            NOW, THEREFORE, effective January 1, 2016 (except where other effective dates are specifically provided), the Plan is hereby amended and restated, in its entirety, as follows:

ARTICLE I
DEFINITIONS

                        The following words and phrases, as used in the Plan, shall have the following meanings unless the context clearly indicates otherwise:

1.1              “AC Participant” means a Participant who is employed by AC Products, Inc., other than the individual who was the President of AC Products, Inc. on January 1, 2006.

1.2              “AC Products Discretionary Contributions” means the discretionary contributions, if any, made by AC Products, Inc. pursuant to Section 4.4(c) and allocated pursuant to Section 4.7(b)(iv).

1.3              “Administrator” means the committee designated by the Company to administer the Plan on behalf of the Employer.

1.4              “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Company; any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to Regulations under Code section 414(o).

1.5              “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of the Participant, whether attributable to Employer or Employee contributions.

1.6              “Bargaining Component Plan” means the component of the Plan that covers Employees who are members of a collective bargaining unit.

1.7              “Base Compensation” means, with respect to any Employee, the Compensation of the Employee, excluding overtime payments, shift differential, commissions, all nonsalary and nonwage direct or indirect compensation, Employer contributions to Social Security, contributions to this or any other retirement plan or program, the value of any other fringe benefit provided by or at the expense of the Employer, and any income realized upon the receipt, exercise, or vesting of a grant of a stock option, performance incentive unit, restricted stock, or other equity award pursuant to the Company’s long-term performance incentive plan.

1.8              “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 6.3 and 6.6.

1.9              “Catch-Up Contributions” means additional contributions that a Catch-Up Eligible Employee may elect to make, including Roth Catch-Up Contributions, in accordance with Section 4.3 and Code section 414(v).

1.10          “Catch-Up Eligible Employee” means, with respect to a Plan Year, an Eligible Employee who is eligible to make Elective Contributions under Section 4.2 and who has attained or will attain age 50 before the end of such Plan Year.

1.11          “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time, and any Regulations in effect thereunder.

1.12          “Company” means Quaker Chemical Corporation, a Pennsylvania corporation, and any successor thereto.

1.13          “Company Securities” means the common stock of the Company.

1.14          “Compensation” means, with respect to any Employee, (a) the total remuneration earned or accrued on behalf of the Employee during the time period to which reference is made, exclusive of: (i) remuneration paid to any Participant after the date on which such Participant ceased to be employed in a classification eligible for participation in this Plan, other than remuneration with respect to services performed while the Participant was an Eligible Employee that is paid prior to the later of the end of the Plan Year in which the Participant’s Severance from Employment occurs or two and one-half months after his or her Severance from Employment; (ii) for purposes of determining Elective Contributions, amounts realized from the exercise of a stock option, when restricted stock (or property) held by an Employee is includible in the Employee’s gross income, or when a stock grant is made; (iii) restricted stock dividends; (iv) taxable mileage; and (v) gift cards and other remuneration not received in cash (and any gross-up payments made with respect to such amounts); and (b) differential wage payments (within the meaning of Code section 414(u)(12)).  For purposes of allocating AC Products Discretionary Contributions and Quaker Discretionary Contributions pursuant to Section 4.7(b), only Compensation earned by an Employee while he or she is eligible to receive such a Contribution shall be taken into account.  The determination of Compensation shall be made by including Deferred Compensation and salary reduction contributions made on behalf of an Employee to a plan maintained under Code section 125 or to a qualified transportation fringe benefit program described under Code section 132(f), but shall be exclusive of any distributions attributable to unused “flex dollars” accumulated by the Employer pursuant to the Quaker

Chemical Corporation Flexible Benefits Program.  For purposes of determining Compensation, amounts under Code section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage.  An amount shall be treated as an amount under Code section 125 only if the Employer does not request or collect information regarding the Participant’s other health coverage as part of the enrollment process for the health plan.

                        The annual Compensation of each Employee taken into account in determining allocations under the Plan for any Plan Year shall not exceed $265,000, as adjusted by the Commissioner of Internal Revenue for increases in the cost-of-living in accordance with Code section 401(a)(17)(B) for Plan Years after 2016.  Annual Compensation means Compensation during the Plan Year or such other 12-consecutive-month period over which Compensation is otherwise determined under the Plan (the determination period).  The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.  For purposes of determining a Participant’s Elective Contributions and Matching Contributions, the limit set forth in this paragraph shall be applied to a Participant’s Compensation on a Plan Year basis (or on a determination period basis, if the determination period is other than a Plan Year) and shall not be applied on a first-dollar basis.

                        Compensation, as defined above, shall include the amount that a Participant would have received from the Employer during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Employee’s average earnings from the Employer or an Affiliated Employer for the 12-month period immediately preceding the Employee’s period of Qualified Military Service or, if shorter, the period of employment immediately preceding the Qualified Military Service); provided, however, that the Employee returns to work within the period during which his or her right to reemployment is protected by law.

1.15          “Contract” means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

1.16          “Deferred Compensation” means, with respect to any Participant, that portion of the Participant’s total Compensation which has been contributed to the Plan in accordance with the Participant’s salary deferral election pursuant to Section 4.2.  The term “Deferred Compensation” shall include Catch-Up Contributions except to the extent provided in Section 4.3, Code section 414(v), or final Regulations or other guidance issued by the Internal Revenue Service.

1.17          “Effective Date” means January 1, 2016, the effective date of this amended and restated Plan, except as otherwise provided herein or as otherwise required by applicable law. Except where an earlier effective date is specified herein, the provisions of this amendment and restatement shall apply only to Employees who complete an Hour of Service on or after the Effective Date.  The rights of individuals who terminated employment prior to the Effective Date shall otherwise be governed by the Plan as in effect on the date of their termination from employment.  The original effective date of the Plan was December 31, 1953.

1.18          “Elective Contributions” means the Employer’s contributions to the Plan that are made pursuant to the Participant’s salary deferral election provided in Section 4.2.  In addition, any Qualified Nonelective Contribution shall be considered an Elective Contribution for purposes of the Plan; provided, however, that Qualified Nonelective Contributions used to satisfy the Actual Contribution Percentage Test of Section 4.8(b) shall not be used to satisfy the Actual Deferral Percentage Test of Section 4.8(a).  The term “Elective Contributions” shall include (i) Roth Elective Contributions, and (ii) Catch-Up Contributions, including Roth Catch-Up Contributions, except to the extent provided in Section 4.3, Code section 414(v), or final Regulations or other guidance issued by the Internal Revenue Service.

1.19          “Eligible Employee” means any Employee, except as follows:

(a)                An Employee who is a member of UAW Local 174 shall be deemed an “Eligible Employee” for purposes of being permitted to make Elective Contributions, receiving Matching Contributions, and receiving an allocation of Quaker Discretionary Contributions (if any) and Nonelective Contributions.

(b)               Any other Employee whose employment is governed by the terms of a collective bargaining agreement between employee representatives (within the meaning of Code section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties shall be an “Eligible Employee” only to the extent such agreement expressly provides for coverage under this Plan.

(c)                An Employee of an Affiliated Employer shall not be eligible to participate in this Plan unless such Affiliated Employer has specifically adopted this Plan in writing.

(d)               A Leased Employee shall not be eligible to participate in this Plan.

(e)                A nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) which constitutes United States source income (within the meaning of Code section 861(a)(3)) shall not be eligible to participate in this Plan.

(f)                A person shall not be eligible to participate in this Plan if he or she provides services to an Employer or Affiliated Employer pursuant to an agreement with a leasing organization (including, but not limited to, a Leased Employee), or if he or she is classified by an Employer or Affiliated Employer (i) as an independent contractor, or (ii) in any other category which is not a common law employee, as reflected in the official payroll and personnel records of the Employer or Affiliated Employer.  The exclusion set forth in this subsection shall be based solely on the classification by the Employer or Affiliated Employer regardless of how such individual is classified by any government or regulatory authority or by any court.  If an Employer or an Affiliated Employer reclassifies an individual as an Employee, such reclassification shall apply prospectively from the date of such reclassification (and not retroactively to the date on which he or she was found to have first become an employee for any other purpose), unless the Employer or Affiliated Employer specifically provides otherwise.

(g)               Effective with respect to an Employee hired after 2010, an Employee shall not be eligible to participate in this Plan if he or she is (i) employed by an Employer for a temporary or periodic basis or without a regular work schedule pursuant to which the Employee accepts a job assignment having a fixed and limited duration, and (ii) classified by the Employer as a temporary employee.

1.20          “Employee” means any person who is employed by the Employer or an Affiliated Employer, and shall also include a Leased Employee.

1.21          “Employer” means the Company and any Affiliated Employer that has adopted this Plan in writing and joins in the corresponding trust agreement.  The Affiliated Employers participating in the Plan as of January 1, 2016, are listed in Exhibit A.

1.22          “Entry Date” means the date as of which an Eligible Employee is eligible to become a Participant in the Plan, as provided in Section 3.1(a).

1.23          “Epmar Participant” means a Participant who is employed by Epmar Corporation.

1.24          “ERISA” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.25          “Excess Aggregate Contributions” means, with respect to any Plan Year, the excess of the aggregate amount of the Matching Contributions made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 4.8(b).  Excess Aggregate Contributions shall be treated as an “annual addition” pursuant to Section 4.10.

1.26          “Excess Contributions” means, with respect to any Plan Year, the excess of Elective Contributions made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 4.8(a).  Excess Contributions shall be treated as an “annual addition” pursuant to Section 4.10.

1.27          “Excess Deferred Compensation” means, with respect to any taxable year of a Participant, the aggregate amount of the Participant’s Deferred Compensation claimed by the Participant (pursuant to Section 4.2(d)(i)) or deemed to be claimed by the Participant (pursuant to Section 4.2(d)(ii)) as exceeding the dollar limitation provided for in Code section 402(g), which is incorporated herein by reference.  Excess Deferred Compensation distributed pursuant to Section 4.2(d)(iv) shall not be treated as an “annual addition” pursuant to Section 4.10.

1.28          “Fiduciary” means any person or entity who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Company and its representative body, and the Administrator.

1.29          “Forfeiture” means removing that portion of the Participant’s Account that is not Vested from the Participant’s Account.  Forfeiture shall occur on the earlier of (a) the date on which distribution is made to the Participant of the Participant’s Vested Aggregate Account, or (b) the last day of the Plan Year in which the Participant incurs five consecutive 1-Year Breaks in Service.  In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.  If a Participant’s Vested Aggregate Account is $0, the Participant shall be deemed to receive a distribution of his or her Vested Aggregate Account on his or her Severance from Employment.

1.30          “415 Compensation” means “compensation” as such word is defined in Regulation sections 1.415(c)-2(b) and (c) (including differential wage payments within the meaning of Code section 414(u)(12)).  415 Compensation shall not include compensation paid following a Participant’s Severance from Employment with the Company and any Affiliated Employers, except as otherwise required by Regulation section 1.415(c)-2(e)(3)(i).  In no event shall a Participant’s 415 Compensation for any limitation year (as defined in Section 4.10(c)) exceed the annual compensation limit of Code section 401(a)(17) for such year.

1.31          “414(s) Compensation” means 415 Compensation, but excluding (i) restricted stock dividends; (ii) taxable mileage; and (iii) gift cards and other remuneration not received in cash.

1.32          “G.W. Smith Participant” means a Participant who is employed by G.W. Smith & Sons, Inc.

1.33          “Highly Compensated Employee” means, with respect to a Plan Year, an Employee who:

(a)                was a 5% owner (as defined in Code section 416(i)(1)) of the Employer or an Affiliated Employer at any time during the current or the preceding Plan Year; or

(b)               for the immediately preceding Plan Year had 415 Compensation from the Employer and Affiliated Employers in excess of $120,000 (as adjusted by the Secretary of Treasury pursuant to Code section 414(q) for Plan Years after 2015) and was in the top-paid group of Employees for such preceding year.

                        An Employee is in the top-paid group of Employees for the year if such Employee is in the group consisting of the top 20% of employees when ranked on the basis of 415 Compensation paid during such year.  The determination of who is a Highly Compensated Employee, including the determination of 415 Compensation and of the number and identity of Employees in the top-paid group, shall be made in accordance with Code section 414(q) and the Regulations thereunder.

                        In determining who is a Highly Compensated Employee, Employees who are nonresident aliens and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees.  All Affiliated Employers, however, shall be taken into account as a single employer.

1.34          “Hour of Service” means (a) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (b) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, layoff, military duty, or leave of absence) during the applicable computation period; (c) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages; and (d) each hour that constitutes part of the Employee’s customary work week during any period of Qualified Military Service, provided the Employee returns to service while his or her reemployment rights are protected by law.  For purposes of subsection (c), these hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.  The same Hours of Service shall not be credited both under subsection (a) or (b), as the case may be, and under subsection (c) or (d), as the case may be.

                        Notwithstanding the above, (i) except with respect to subsection (d), no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed shall not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, or disability insurance laws; and (iii) Hours of Service shall not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                        For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums, and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                        An Hour of Service must be counted for the purposes of determining a Year of Service, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date).  In addition, Hours of Service shall be credited for employment with other Affiliated Employers for all purposes under the Plan other than Section 4.7(b)(iii) and (iv) (regarding eligibility to receive an AC Products Discretionary Contribution or a Quaker Discretionary Contribution).  The provisions of 29 CFR §2530.200b-2(b) and (c) are incorporated herein by reference.

1.35          “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing.  Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company or other person or entity described in ERISA section 3(38).

1.36          “Key Employee” means any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the Plan Year that includes the Determination Date (as defined in Section 2.2(d)) was:

(a)                an officer of an Employer or any Affiliated Employer having annual 415 Compensation from the Employer and the Affiliated Employer greater than $170,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2016);

(b)               a 5% owner of an Employer or any Affiliated Employer; or

(c)                a 1% owner of an Employer or any Affiliated Employer who has annual 415 Compensation from an Employer and the Affiliated Employer for a Plan Year of more than $150,000.

The determination of who is a Key Employee shall be made in accordance with Code section 416(i) and applicable Regulations and other guidance of general applicability issued thereunder.

1.37          “Leased Employee” means any person (other than a common law employee of the recipient) who, pursuant to an agreement between the recipient and any other person (“leasing organization”), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction or control by the recipient.  Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

1.38          “Matching Contribution” means the amount authorized by the Administrator as described in Section 4.4(a) and contributed in cash or Company Securities by the Employer.

1.39          “Nonelective Contributions” means the amount described in Section 4.5 and contributed in cash or Company Securities by the Employer.

1.40          “Nonhighly Compensated Employee” means an Empoyee who is not a Highly Compensated Employee.

1.41          “Non-Safe Harbor Component Plan” means the component of the Plan that covers Employees who (a) are not members of a collective bargaining unit, and (b) have either not completed a Year of Service (for purposes of Section 3.1) or not attained age 21.

1.42          “Normal Retirement Age” means the Participant’s 65th birthday.

1.43          “1-Year Break in Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer or an Affiliated Employer.  Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for authorized leaves of absence and maternity and paternity leaves of absence. Years of Service and 1-Year Breaks in Service shall be measured using the same computation period.  In addition, an Employee on

Qualified Military Service shall not incur a 1-Year Break in Service, provided he or she returns to service while his or her employment rights are protected by law.

                        “Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                        A “maternity or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.  For an individual who is absent from work for maternity or paternity reasons, the 12-consecutive-month period beginning on the date of such absence or the first anniversary of such absence shall not constitute a 1-Year Break in Service.

1.44          “Participant” means an Eligible Employee who is included in the Plan as provided in Article III.

1.45          “Participant’s Account” means the account established and maintained by the Administrator for each Participant with respect to his or her total interest in the Plan and Trust resulting from AC Products Discretionary Contributions, Quaker Discretionary Contributions, Matching Contributions, and Nonelective Contributions.  A separate accounting shall be maintained with respect to that portion of the Participant’s Account attributable to Nonelective Contributions for Plan Years prior to 2008, Nonelective Contributions for Plan Years after 2007, Matching Contributions, AC Products Discretionary Contributions, and Quaker Discretionary Contributions.

1.46          “Participant’s Elective Account” means the account established and maintained by the Administrator for each Participant with respect to his or her total interest in the Plan and Trust resulting from Elective Contributions which are not directed by the Participant to the Quaker Stock Fund.  A separate accounting shall be maintained with respect to that portion of the Participant’s Elective Account attributable to (i) pre-tax Elective Contributions pursuant to Section 4.2 or 4.3, (ii) Roth Elective Contributions (including Roth Catch-Up Contributions) pursuant to Section 4.2 or 4.3, and (iii) any Qualified Nonelective Contributions made pursuant to Section 4.9(f).

1.47          “Plan” means the Quaker Chemical Corporation Retirement Savings Plan as set forth herein, including all amendments thereto.  The Plan was formerly known as the “Quaker Chemical Corporation Profit Sharing and Retirement Plan.”  With the exception of the Stock Bonus Plan portion of the Plan, the Plan is intended to be a profit-sharing plan under Code section 401(a)(27).

1.48          “Plan Year” means the Plan’s accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

1.49          “Quaker Discretionary Contributions” means the discretionary contributions, if any, made by the Employer pursuant to Section 4.4(b) and allocated pursuant to Section 4.7(b)(iii).

1.50          “Quaker Stock Fund” means a fund that invests in Company Securities.

1.51          “Qualified Military Service” means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Employee’s right to reemployment is protected by law.

1.52          “Qualified Nonelective Contributions” means the Employer’s contributions to the Plan that are made pursuant to Section 4.9(f) and as described in Code section 401(m)(4)(C).  Such contributions shall be subject to the provisions of Section 4.2(b) and (c), and either (a) considered Elective Contributions for the purposes of the Plan and used to satisfy the Actual Deferral Percentage Test of Section 4.8(a), or (b) used to satisfy the Actual Contribution Percentage Test of Section 4.8(b).

1.53          “Regulations” means the regulations promulgated by the Secretary of the Treasury from time to time.

1.54          “Rollover Account” means the accounts or subaccounts established and maintained by the Administrator for each Participant with respect to his or her Rollover Contributions Roth Rollover Contributions. The term Rollover Account shall include Roth Rollover Contributions unless expressly distinguished or otherwise required under the Code, Regulations, or other guidance.  To the extent necessary for applicable tax and recordkeeping purposes, a separate Roth Rollover subaccount shall be established.

1.55          “Rollover Contribution” means a contribution or direct rollover made pursuant to Section 4.12.

1.56          “Roth Catch-Up Contributions” means Catch-Up Contributions that are includible in a Participant’s gross income at the time deferred and have been irrevocably designated as Roth Catch-Up Contributions by the Participant, as described in Section 4.3.

1.57          “Roth Elective Contributions” means Elective Contributions that are includible in a Participant’s gross income at the time deferred and have been irrevocably designated as Roth Elective Contributions by the Participant, as described in Section 4.2.  The term Roth Elective Contributions shall include Roth Catch-Up Contributions except to the extent provided in Section 4.3, Code section 414(v), or final Regulations or other guidance issued by the Internal Revenue Service.

1.58          “Safe Harbor Component Plan” means the component of the Plan that covers employees who (a) are not members of a collective bargaining unit, (b) have completed a Year of Service (for purposes of Section 3.1), and (c) have attained age 21.

1.59          “Severance from Employment” means a severance from employment within the meaning of Code section 401(k)(2)(B)(i)(I), applicable Regulations thereunder, and other guidance of general applicability issued thereunder.

1.60          “Spouse” or “Surviving Spouse” shall mean the person to whom the Participant is legally married for purposes of Federal law, provided that a former spouse shall be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code section 414(p).

1.61          “Stock Bonus Plan” means the portion of the Plan meant to qualify as a stock bonus plan under Code section 401(a) that invests primarily in Company Securities.

1.62          “Stock Bonus Plan Account” means the account established and maintained by the Administrator for each Participant with respect to his or her Elective Contributions, Matching Contributions, AC Products Discretionary Contributions, Quaker Discretionary Contributions, and Nonelective Contributions invested in the Quaker Stock Fund.  A separate accounting shall be maintained with respect to that portion of a Participant’s Stock Bonus Plan Account attributable to (a) pre-tax Elective Contributions, (b) Roth Elective Contributions (including Roth Catch-Up Contributions), (c) Matching Contributions, (d) AC Products Discretionary Contributions, (e) Quaker Discretionary Contributions, and (f) Nonelective Contributions.

1.63          “Summit Participant” means a Participant who is employed by Summit Lubricants Inc.

1.64          “Top-Heavy Plan” means a plan described in Section 2.2(a).

1.65          “Top-Heavy Plan Year” means a Plan Year during which the Plan is a Top-Heavy Plan.

1.66          “Total and Permanent Disability” means, (a) with respect to an Epmar Participant who has amounts transferred to the Plan pursuant to Article X, a physical or mental condition of the Participant resulting from bodily injury, disease, or mental disorder which renders such Participant incapable of continuing any gainful occupation and which condition constitutes total disability under the Federal Social Security Acts, and (b) with respect to a Participant not described in subsection (a), a physical or mental condition of the Participant resulting from bodily injury, disease, or mental disorder that continues for a period of at least 24 consecutive months and that renders him or her eligible for disability benefits under Title II of the Social Security Act.

1.67          “Trustee” means the person(s) or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.68          “Trust Fund” or “Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.69          “Valuation Date” means any business day that the New York Stock Exchange is open for trading.

1.70          “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.71          “Year of Service” means:

(a)                For all purposes of this Plan except for purposes of Section 3.1, a Plan Year during which an Employee completes 1,000 or more Hours of Service; and

(b)               For purposes of Section 3.1, the 12-consecutive-month period beginning with the date the Employee’s employment with the Employer or any Affiliated Employer commenced (such date being the first day for which the Employee is credited with an Hour of Service) if, during such consecutive 12-month period, the Employee completes 1,000 Hours of Service; provided, however, that if, during such 12-consecutive-month period, the Employee does not complete 1,000 Hours of Service, then “Year of Service” shall mean any Plan Year beginning after the Employee’s date of employment during which the Employee completes 1,000 or more Hours of Service.

(c)                For purposes of Section 3.1, a Year of Service is not completed until the end of the 12-consecutive-month period or the Plan Year, as the case may be, without regard to when during that period the 1,000 Hours of Service are completed, and in determining a Participant’s Years of Service the Employee shall receive credit for his or her Hours of Service for the Employer or any Affiliated Employer whether or not he or she was an Eligible Employee at the time such Hours of Service were completed.

(d)               For purposes of this Plan, service with AC Products, Inc. shall be deemed to constitute service with the Employer.

(e)                For purposes of this Plan, service with United Lubricants Corporation prior to March 1, 2002, shall be deemed to constitute service with the Employer.

(f)                For purposes of this Plan, service with D.A. Stuart prior to July 16, 2010, shall be deemed to constitute service with the Employer.

(g)               For purposes of this Plan, all service credited under the G.W. Smith Plan or the Summit Plan shall also be credited as service under this Plan.

ARTICLE II
TOP-HEAVY RULES AND ADMINISTRATION

2.1              TOP-HEAVY PLAN REQUIREMENTS

                        For any Top-Heavy Plan Year, the special minimum allocation requirements of Code section 416(c) set forth in Section 4.7(d) of the Plan shall apply.

2.2              DETERMINATION OF TOP-HEAVY STATUS

(a)                Top-Heavy Plan.  This Plan shall be a Top-Heavy Plan for any Plan Year in which, as of the Determination Date, the present value of accrued benefits of Key Employees and the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group exceeds 60% of the present value of accrued benefits and the sum of the Aggregate Accounts of all Key Employees and non-Key Employees under this Plan and all plans of an Aggregation Group.

                        If any Participant is a non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, the present value of such Participant’s accrued benefit and such Participant’s Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top-Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top-Heavy Group).  In addition, the accrued benefits and accounts of any individual who has not performed services for an Employer during the one-year period ending on the Determination Date shall not be taken into account.

(b)               Aggregate Account.  A Participant’s Aggregate Account for purposes of this Article II only shall be defined as the sum of the following as of the Determination Date:

(i)                 The balance of his or her Aggregate Account as of the most recent valuation occurring within a 12-month period ending on the Determination Date.

(ii)               An adjustment for any contributions due as of the Determination Date, which adjustment shall be the amount of any contributions actually made after the most recent Valuation Date but due on or before the Determination Date, except for the first Plan Year of the Plan when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(iii)             Any Plan distributions made with respect to the Employee under the Plan and any Plan aggregated with the Plan under Code section 416(g)(2) during the one-year period ending on the Determination Date.  The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i).  In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

(iv)             Any Employee contributions, whether voluntary or mandatory.  However, amounts attributable to tax-deductible, qualified voluntary Employee contributions shall not be considered to be a part of the Participant’s Aggregate Account balance.

(v)               With respect to unrelated rollovers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan permits the rollovers, it shall always consider such rollovers as a distribution for the purposes of this Section.

(vi)             With respect to related rollovers and ones either not initiated by the Employee or made to a plan maintained by the same employer, if this Plan permits the rollovers, they shall not be counted as distributions for purposes of this Section.  If this Plan is the plan accepting such rollovers, it shall consider such rollovers as part of the Participant’s Aggregate Account balance, irrespective of the date on which such rollovers are accepted.

(vii)           For the purposes of determining whether two employers are to be treated as the same employer in paragraphs (v) and (vi) above, all employers aggregated under Code section 414(b), (c), (m), and (o) shall be treated as the same employer.

(c)                “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(i)                 Required Aggregation Group:  In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a Participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code sections 401(a)(4) or 410, shall be required to be aggregated.  Such group shall be known as a “Required Aggregation Group.”

                                    In the case of a Required Aggregation Group, each plan in the group shall be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group.  No plan in the Required Aggregation Group shall be considered a Top-Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

(ii)               Permissive Aggregation Group:  The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code sections 401(a)(4) and 410.  Such group shall be known as a “Permissive Aggregation Group.”

                                    In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group shall be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group.  No plan in the Permissive Aggregation Group shall be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

(iii)             Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top-Heavy Plans.

(iv)             An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five years ending on the Determination Date.

(d)               “Determination Date” means (i) the last day of the preceding Plan Year, or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(e)                “Present Value of Accrued Benefit” means, in the case of a defined benefit plan, the present value of the accrued benefit for a Participant other than a Key Employee, determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or, if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code section 411(b)(1)(C).  The present value of the accrued benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(f)                “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

(i)                 the present value of accrued benefits of Key Employees under all defined benefit plans included in the group; and

(ii)               the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

exceeds 60% of a similar sum determined for all Key Employees and non-Key Employees under this Plan and all plans of the Aggregation Group.

ARTICLE III
ELIGIBILITY

3.1              CONDITIONS OF ELIGIBILITY

(a)                Elective Contributions and Matching Contributions.  An Eligible Employee who was a Participant in the Plan on December 31, 2015, shall continue to be eligible to participate in the Plan, and to make Elective Contributions to the Plan and receive Matching Contributions, on January 1, 2016.  Any other Eligible Employee shall be eligible to become a Participant in the Plan and to make Elective Contributions to the Plan and receive Matching Contributions on the date on which the Eligible Employee’s employment with the Employer commences or as soon as administratively practicable thereafter.

(b)               Discretionary Contributions and Nonelective Contributions.  An Eligible Employee who was a Participant in the Plan and was eligible to receive an allocation of AC Products Discretionary Contributions, Quaker Discretionary Contributions, or Nonelective Contributions on December 31, 2015, shall continue to be eligible to receive such contributions on January 1, 2016.  Any other Eligible Employee shall be eligible to receive an allocation of AC Products Discretionary Contributions, Quaker Discretionary Contributions, or Nonelective Contributions only upon completing one Year of Service. Upon completing one Year of Service, an Eligible Employee shall begin to participate in the Plan for purposes of Nonelective Contributions as of the first day of the month coincident with or next following the date on which the Eligible Employee meets the one Year of Service requirement.

3.2              PROCEDURE TO BECOME ACTIVE PARTICIPANT

                        An Eligible Employee who was a Participant in the Plan on December 31, 2015, shall continue to be a Participant on the Effective Date.  Any other Eligible Employee shall become an active Participant effective as of his or her Entry Date by completing such forms and providing such data as are reasonably required by the Administrator at such time in advance as the Administrator may prescribe.  If the Eligible Employee declines to make an Elective Contribution pursuant to Section 4.2 effective as of his or her Entry Date, he or she may thereafter elect to make Elective Contributions on the first day of any subsequent pay period on which he or she is an Eligible Employee.

3.3              DETERMINATION OF ELIGIBILITY

                        The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.  Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and ERISA.

3.4              CHANGE IN ELIGIBILITY STATUS

(a)                Return to Eligible Status.  In the event a Participant is no longer an Eligible Employee and becomes ineligible to participate, such Employee shall become eligible to participate immediately upon again becoming an Eligible Employee.

(b)               Change to Eligible Status.  In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Employee shall (i) be eligible to make Elective Contributions to the Plan and receive Matching Contributions immediately, and (ii) be eligible to receive an AC Products Discretionary Contribution (as described in Section 4.4(c)), Quaker Discretionary Contribution (as described in Section 4.4(b)), or a Nonelective Contribution (as described in Section 4.5) if he or she has satisfied the one Year of Service requirement.  Otherwise, such an Eligible Employee shall participate on the date determined under Section 3.1.

3.5              OMISSION OF ELIGIBLE EMPLOYEE

                        If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his or her Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the Employer would have contributed with respect to him or her had he or she not been omitted.  Such contribution shall be made regardless of whether it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

ARTICLE IV
CONTRIBUTION AND ALLOCATION

4.1              FORMULA FOR DETERMINING EMPLOYER’S CONTRIBUTION

(a)                Contributions.  For each Plan Year, the Employer shall contribute to the Plan as follows:

(i)                 The amount of the total salary deferral elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed the Employer’s Elective Contribution.

(ii)               Matching Contributions made pursuant to Section 4.4(a).

(iii)             Such discretionary amounts, if any, made pursuant to Section 4.4(b) and Section 4.4(c), which amount shall be deemed a Quaker Discretionary Contribution or an AC Products Discretionary Contribution, respectively.

(iv)             Qualified Nonelective Contributions made pursuant to Section 4.9(f).

(v)               Catch-Up Contributions made pursuant to Section 4.3.

(vi)             Nonelective Contributions made pursuant to Section 4.5.

(b)               Limit on Contributions.  Notwithstanding the foregoing, the Employer’s contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code section 404, except as provided in Section 3.5 and to the extent necessary to provide the Top-Heavy minimum allocations.

(c)                Form of Contributions.  All contributions by the Employer shall be made in cash or newly issued or treasury stock, or in such property as is acceptable to the Trustee.

4.2              PARTICIPANT’S SALARY DEFERRAL ELECTION

(a)                Deferral Election.  Each Participant may elect to defer his or her Compensation which would have been received in the Plan Year, but for this deferral election, by any whole percentage up to 50%.  A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is available on or before the date the Participant executed such election.  A deferral election shall specify the portion of the Participant’s Elective Contribution that is made on a pre-tax basis and the portion of such contribution that is made on a Roth basis.  Elective Contributions contributed to the Plan as made on a pre-tax basis may not later be reclassified as made on Roth basis and vice versa.

                        The amount by which the Participant’s Compensation is reduced shall be the Participant’s Deferred Compensation and shall be treated as an Elective Contribution and allocated to the Participant’s Elective Account, unless the Participant directs all or part of his or her Elective Contributions to the Quaker Stock Fund.  If the Participant directs all or part of his or her Elective Contributions to the Quaker Stock Fund, such Elective Contributions shall be allocated to the Stock Bonus Plan Account.

(b)               Full Vesting.  The balance in each Participant’s Elective Account and Stock Bonus Plan Account attributable to Elective Contributions shall be fully vested at all times and shall not be subject to forfeiture for any reason.

(c)                Limits on Distributions.  Elective Contribution amounts held in the Participant’s Elective Account and Stock Bonus Plan Account may not be distributable earlier than:

(i)                 the Participant’s Severance from Employment, Total and Permanent Disability, or death;

(ii)               the Participant’s attainment of age 59½ (only if permitted under any other Section of the Plan);

(iii)             upon hardship with respect to the Participant (pursuant to Section 6.11); or

(iv)             the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) as described in Code section 401(k)(10).

(d)               Maximum Amount.  No Participant shall be permitted to have elective deferrals made under this Plan or any other qualified plan maintained by the Employer during any taxable year in excess of the dollar limitation contained in Code section 402(g) in effect for such taxable year, except to the extent permitted under Section 4.3 and Code section 414(v), if applicable (the “402(g) limit”).

(i)                 If the Participant’s Deferred Compensation made under this Plan (reduced by Deferred Compensation previously distributed or returned to the Participant) and the Participant’s other elective deferrals to a plan or arrangement described in Code section 402(g)(3) (whether or not maintained by the Employer or an Affiliated Employer) exceed the maximum amount described in this subsection, the Participant shall allocate to the Plan or to such other plan or arrangement described in Code section 402(g)(3) the Excess Deferred Compensation.  The Participant shall notify the Administrator of such allocation in writing no later than the March 1 following the Participant’s taxable year in which the Excess Deferred Compensation was made.

(ii)               A Participant shall be deemed to have made a claim for distribution of Excess Deferred Compensation from the Plan to the extent that the Participant’s Deferred Compensation together with the Participant’s elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Employer exceeds the Code section 402(g) limit.

(iii)             A Participant’s Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.9 for the Plan Year beginning with or within the taxable year of the Participant.

(iv)             Notwithstanding any other provisions of the Plan, not later than the April 15 following the close of the taxable year, the Administrator shall cause the Trustee to distribute to the Participant the Excess Deferred Compensation allocated (or deemed to be allocated) to the Plan by the Participant pursuant to this Section.  Any Excess Deferred Compensation shall be distributed as follows: (i) Deferred Compensation to which Matching Contributions do not relate shall be distributed before Deferred Compensation to which Matching Contributions relate and (ii) for any year in which a Participant makes Elective Contributions on a pre-tax and on a Roth basis, the distribution of any Excess Deferred Compensation shall be made first from the portion of the Participant’s Elective Contributions that is attributable to pre-tax contributions and second from the portion of the Participant’s Elective Contributions that is attributable to Roth contributions.  The amount so returned shall include the income and loss allocable thereto for the calendar year during which such elective deferrals were made as determined pursuant to Regulations, using a uniformly applicable written determination by the Administrator.

(v)               Any Matching Contributions, with earnings thereon, attributable to such Excess Deferred Compensation shall be forfeited and, in the discretion of the Administrator, (A) used to pay any reasonable administrative expenses of the Plan or (B) used to reduce the Employer’s obligation to making Matching Contributions under Section 4.4.

(e)                Suspension on Hardship Distribution.  In the event a Participant has received a hardship distribution pursuant to Regulation 1.401(k)-1(d)(3) (or any successor thereto) from this or any other plan maintained by the Employer, then the suspension rules set forth in Section 6.11(c)(ii) shall apply.

(f)                Deferral Elections; Changes in Deferral Elections.  The Employer and the Administrator shall implement the Participant’s salary deferral elections provided for herein in accordance with the following:

(i)                 A Participant may commence making Deferred Compensation contributions to the Plan as of the Participant’s Entry Date.  If the Participant fails to make an initial salary deferral election prior to such time, then such Participant may thereafter make a salary deferral election effective as of any subsequent payroll period.  The Participant shall make such an election by filing a salary deferral election in accordance with procedures established by the Administrator.

(ii)               A Participant may increase or decrease the percentage of his or her Compensation to be deferred and make a new election by providing the Administrator with notice of such modification in the manner prescribed by the Administrator.  Such new election shall initially be effective beginning with the pay period following the acceptance of the notice by the Administrator or as soon as practicable thereafter.  Any modification shall not have retroactive effect and shall remain in force until revoked.

(iii)             A Participant may elect to revoke his or her salary reduction agreement prospectively in its entirety at any time during the Plan Year by providing the Administrator with notice of such revocation in the manner prescribed by the Administrator.  Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the date of notice or as soon as practicable thereafter.  Furthermore, the Participant’s Severance from Employment, change in status to other than Eligible Employee, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

(iv)             The Administrator may, in its sole discretion, from time to time prohibit or limit the amount of Elective Contributions made to the Plan on behalf of Highly Compensated Employees to the extent necessary to satisfy either the Actual Deferral Percentage Test set forth in Section 4.8(a) or the Actual Contribution Percentage Test set forth in Section 4.8(b).  Any such limit on the amount of Elective Contributions made to the Plan on behalf of Highly Compensated Employees, as determined by the Administrator, shall be deemed an amendment to the Plan for purposes of Regulation 1.401-1, but the adoption of such limit shall not be subject to Section 8.1.

(g)               Qualified Military Service.  Notwithstanding any provisions of this Plan to the contrary, all contributions with respect to periods of Qualified Military Service shall be provided in a manner consistent with Code section 414(u) as follows:

(i)                 The Employer shall permit a reemployed Participant to make additional Deferred Compensation contributions during the period which begins on the date of the reemployment of such Participant and has the same length as the lesser of the product of three and the period of Qualified Military Service which resulted in such rights, or five years.

(ii)               The amount of additional Deferred Compensation contributions permitted under this subsection is the maximum amount of the Deferred Compensation contributions that the Participant would have been permitted to make under the Plan during the period of Qualified Military Service if the Participant had continued to be employed by the Employer during such period and received Compensation.  Proper adjustment shall be made to the amount determined under the preceding sentence for any Deferred Compensation contributions actually made during the period of such Qualified Military Service.

4.3              CATCH-UP CONTRIBUTIONS

(a)                In General.  A Catch-Up Eligible Employee shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Code section 414(v).  Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415.  Furthermore, the Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such Catch-Up Contributions.

(b)               Rules Regarding Catch-Up Contributions.  The Plan shall be administered in accordance with final Regulations and other guidance issued by the Internal Revenue Service under Code section 414(v).  Subject to such Regulations and other guidance, the following provisions shall apply with respect to Catch-Up Contributions:

(i)                 A Catch-Up Eligible Employee shall be given an opportunity to elect to make Catch-Up Contributions for a Plan Year.  Such election shall be made at such time and in such manner as prescribed by the Administrator and shall specify the portion of the Participant’s Catch-Up Contribution that is made on a pre-tax basis and the portion of such contribution that is made on a Roth basis.  Catch-Up Contributions contributed to the Plan as made on a pre-tax basis may not later be reclassified as made on Roth basis and vice versa.

(ii)               No Employer Matching Contributions shall be made with respect to Catch-Up Contributions.

(iii)             Except as otherwise provided in this Section, Catch-Up Contributions and earnings thereon shall be treated in the same manner as Elective Contributions made pursuant to Section 4.2 (and earnings thereon) and Deferred Compensation.

4.4              EMPLOYER MATCHING AND DISCRETIONARY CONTRIBUTIONS

(a)                Matching Contributions.  For each Participant who makes Elective Contributions with respect to one or more payroll periods for which a Matching Contribution has been authorized by the Administrator pursuant to this subsection (the “Match Period”), the Employer shall make a Matching Contribution to the Plan on behalf of such Participant in the amount (if any) authorized by the Administrator, in its sole discretion; provided, however, that:

(i)                 The amount of Matching Contribution authorized by the Administrator shall not exceed 50% of such Participant’s Deferred Compensation (other than Catch-Up Contributions) during the Match Period up to the first 6% of such Participant’s Compensation during such period, plus a “true-up” Matching Contribution equal to the excess (if any) of (A) 50% of the Participant’s Deferred Compensation (other than Catch-Up Contributions) for the Match Period (or, if less, 3% of the Participant’s Compensation for the period he or she is eligible to participate in the Plan during such Match Period), over (B) the Matching Contribution already contributed to the Plan on behalf of the Participant for such Match Period;

(ii)               With respect to a Participant who is a member of a unit of Employees covered by a collective bargaining unit, the Administrator shall not have the authority to decrease the Matching Contribution to less than the amount (if any) required by such collective bargaining agreement; and

(iii)             With respect to a period of Qualified Military Service, the Administrator shall not have the authority to decrease the Matching Contribution to less than the amount (if any) required by Code section 414(u).

The entire Matching Contribution or any portion thereof may be made in cash or Company Securities in the sole discretion of the Administrator.  If the entire amount of a Matching

Contribution is made in cash, 50% of such contribution shall be automatically invested in the Quaker Stock Fund, subject to any subsequent reapportionment direction of the Participant, Beneficiary, or alternate payee under Section 4.13(e).  To the extent a Matching Contribution is made in Company Securities, the contribution shall be invested in the Quaker Stock Fund, subject to any subsequent reapportionment direction of the Participant, Beneficiary, or alternate payee under Section 4.13(e).

(b)               Quaker Discretionary Contributions. The Employer shall make such contributions to the Fund in respect of each calendar year during which this Plan is in effect as are determined in accordance with such formula as may from time to time be approved by the Board of Directors, in its absolute discretion.  Such contributions shall be referred to as Quaker Discretionary Contributions.  This subsection shall not be construed as requiring the Employer to make contributions in any specific calendar year, whether or not there exists net income out of which such contributions could be made.  Notwithstanding the foregoing, no Quaker Discretionary Contributions shall be made on behalf of or allocated to the account of any AC Participant, Epmar Participant, G.W. Smith Participant, or Summit Participant.

(c)                AC Products Discretionary Contributions.  AC Products, Inc. shall make such contributions to the Fund in respect of each calendar year during which this Plan is in effect as are determined in accordance with such formula as may from time to time be approved by the Board of Directors of AC Products, Inc., in its absolute discretion.  This provision shall not be construed as requiring AC Products, Inc. to make contributions in any specific calendar year, whether or not there exists Net Income out of which such contributions could be made.  For purposes of this subsection, “Net Income” shall mean the profit from operations of AC Products, Inc., as determined by the Board of Directors of AC Products, Inc., from the internal financial statements of AC Products, Inc. for the calendar year.

4.5              EMPLOYER NONELECTIVE CONTRIBUTIONS

(a)                Eligibility Requirements.  Nonelective Contributions shall be made on behalf of each Participant who (i) is not included in a unit of Employees covered by a collective bargaining agreement, except to the extent that the applicable collective bargaining agreement so provides, and (ii) has met the conditions of eligibility set forth in Section 3.1(b).

(b)               Amount of Contribution.  Subject to the limitations of Section 4.10, the Employer shall make Nonelective Contributions to the Fund for a Plan Year in an amount equal to 3% of the Compensation of each Participant who satisfied the eligibility requirements of subsection (a) at any time during such Plan Year; provided, however, that Compensation with respect to any period in which the Participant does not meet the eligibility requirements of subsection (a) shall be disregarded for purposes of determining the amount of the Nonelective Contribution.

(c)                Company Securities.  The entire Nonelective Contribution or any portion thereof may be made in cash or Company Securities in the sole discretion of the Administrator.  To the extent made in Company Securities, the contribution shall be invested in the Quaker Stock Fund, subject to any subsequent reapportionment direction of the Participant, Beneficiary, or alternate payee under Section 4.13(e).

4.6              TIME OF PAYMENT OF EMPLOYER’S CONTRIBUTION

                        The Employer shall pay to the Trustee Elective Contributions accumulated through payroll deductions as of the earliest date on which such contributions can be reasonably segregated from the general assets, and such amounts shall be segregated no later than the 15th business day of the month following the month in which Elective Contributions were deducted from the Participant’s Compensation.  The Employer shall pay to the Trustee Matching Contributions, AC Products Discretionary Contributions, Quaker Discretionary Contributions, and Nonelective Contributions for any Plan Year under this Article IV no later than the last day on which amounts so paid may be deducted for Federal income tax purposes for the taxable year of the Employer in which the Plan Year ends.  Any additional contributions made by the Employer that are allocable to a Participant’s Elective Account for a Plan Year shall be paid to the Plan no later than the end of the 12- month period immediately following the close of the Plan Year in which the contributions were made.

4.7              ALLOCATION OF CONTRIBUTION AND EARNINGS

(a)                Accounts. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit all amounts allocated to each such Participant as set forth herein.

(b)               Allocation of Contributions.  The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information and sufficient funding, the Administrator shall allocate such contributions as follows:

(i)                 Elective Contributions.  With respect to the Elective Contributions made pursuant to Section 4.2(a) or Section 4.3, to each Participant’s Elective Account and Stock Bonus Plan Account, as applicable, in an amount equal to each such Participant’s Deferred Compensation for the year.

(ii)               Matching Contributions.  With respect to Matching Contributions made pursuant to Section 4.4(a), to each Participant’s Account and Stock Bonus Plan Account, as applicable, in an amount equal to the Matching Contribution made by the Employer to the applicable account on behalf of the Participant as set forth in Section 4.4(a).

(iii)             Quaker Discretionary Contributions.  Quaker Discretionary Contributions, if any, made pursuant to Section 4.4(b) for a Plan Year shall be allocated to each eligible Participant’s account in the same proportion that each eligible Participant’s Base Compensation for such Plan Year bears to the total Base Compensation of all Participants who are eligible to receive the Quaker Discretionary Contribution for such Plan Year, such amount to be allocated to the Participant’s Account and Stock Bonus Plan Account, as applicable.  Except as provided in Section 4.7(b)(vi), only those Participants who (A) have completed a Year of Service during the Plan Year; (B) are actively employed on the last day of the Plan Year; and (C) are not AC Participants or Epmar Participants, shall be eligible to share in the allocation of the Quaker Discretionary Contributions for the Plan Year.

(iv)             AC Products Discretionary Contributions.  The AC Products Discretionary Contributions, if any, made pursuant to Section 4.4(c) for a Plan Year shall be allocated to each eligible AC Participant’s account in the same proportion that each eligible AC Participant’s Compensation for such Plan Year bears to the total Compensation of all Participants who are eligible to receive the AC Products Discretionary Contribution for such Plan Year, such amount to be allocated to the Participant’s Account and Stock Bonus Plan Account, as applicable.  Except as provided in Section 4.7(b)(vi), only AC Participants who: (A)  have completed a Year of Service during the Plan Year; and (B) are actively employed on the last day of the Plan Year, shall be eligible to receive an allocation of the AC Products Discretionary Contributions for the Plan Year.

(v)               Nonelective Contributions.  Nonelective Contributions made pursuant to Section 4.5 shall be allocated to each eligible Participant’s Account in an amount equal to the Nonelective Contribution made by the Employer on behalf of the Participant as set forth in Section 4.5.

(vi)             Exception to Last Day of Year Requirement.  Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Normal or Late), Total and Permanent Disability, or death shall share in the allocation of Quaker Discretionary Contributions or AC Products Discretionary Contributions for that Plan Year.

(c)                Allocation of Earnings and Losses.  As of the last day of each Plan Year or other Valuation Date, before allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Fund shall be allocated in the same proportion that each Participant’s nonsegregated accounts bear to the total of all Participants’ nonsegregated accounts as of such date.  Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(d)               Top-Heavy Plan Year.

(i)                 Notwithstanding the foregoing, for any Top-Heavy Plan Year, the sum of the Employer’s contributions and forfeitures allocated to the Aggregate Account of each non-Key Employee shall be equal to at least 3% of such non-Key Employee’s 415 Compensation (reduced by contributions and forfeitures, if any, allocated to each non-Key Employee in any defined contribution plan included with this Plan in a Required Aggregation Group).  However, if (i) the sum of the Employer’s contributions and forfeitures allocated to the Aggregate Account of each Key Employee for such Top-Heavy Plan Year is less than 3% of each Key Employee’s 415 Compensation and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code section 401(a)(4) or 410, the sum of the Employer’s contributions and Forfeitures allocated to the Aggregate Account of each non-Key Employee shall be equal to the largest percentage allocated to the Aggregate Account of any Key Employee.  Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and this subsection.  Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test set forth in Section 4.8(b) and other requirements of Code section 401(m).

However, no such minimum allocation shall be required in this Plan for any non-Key Employee who participates in another defined contribution plan subject to Code section 412 that is included with this Plan in a Required Aggregation Group.

(ii)               For purposes of the minimum allocations set forth above, the percentage allocated to the Aggregate Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s contributions and Forfeitures allocated on behalf of such Key Employee divided by the 415 Compensation for such Key Employee.

(iii)             For any Top-Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Aggregate Accounts of all non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including non-Key Employees who have (A) failed to complete a Year of Service; and (B) declined to make mandatory contributions (if required) or, in the case of a cash or deferred arrangement, Elective Contributions to the Plan.

(iv)             For the purposes of this Section, 415 Compensation shall be limited by and adjusted in such manner as permitted under Code section 415(d).

(e)                Matching Contributions – No Hour of Service Requirement.  Notwithstanding anything herein to the contrary, a Participant who terminates employment for any reason during the Plan Year, has made Elective Contributions for the Plan Year, and is otherwise eligible to receive an allocation of Matching Contributions, shall share in an allocation of the Matching Contribution made by the Employer for the year of termination without regard to the Hours of Service credited.

(f)                Forfeitures.  As of the last day of each Plan Year, any amounts which become a Forfeiture during such Plan Year shall, in the discretion of the Administrator, be used to (i) reduce the Employer’s obligation to make Matching Contributions, AC Products Discretionary Contributions, Quaker Discretionary Contributions, and/or Nonelective Contributions, or (ii) pay any administrative expenses of the Plan.

(g)               Reemployment after Break in Service.  If a Participant is reemployed after five consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

(i)                 one account for nonforfeitable benefits attributable to pre-break service; and

(ii)               one account representing his or her status in the Plan attributable to post-break service.

(h)               Restoration of Forfeitures.  If a Participant is reemployed as an Eligible Employee, any Forfeiture of his or her Participant’s Account that has occurred under Section 1.29(a) shall be restored to his or her Participant’s Account by the Employer if the Participant repays to the Plan in full the amount of the distribution he or she received; provided such repayment is made not later than the earlier of (i) the close of the first period of five consecutive 1-Year Breaks in Service commencing after the distribution, or (ii) five years after the date on which the Participant again becomes an Eligible Employee.

4.8              ACTUAL DEFERRAL PERCENTAGE TEST AND ACTUAL    CONTRIBUTION PERCENTAGE TEST

(a)                Actual Deferral Percentage Test.  This subsection shall be applied separately with respect to the Non-Safe Harbor Component Plan and the Bargaining Component Plan, and the term “Plan” as used in this subsection shall refer to the component plan being tested.  The safe harbor set forth in Code section 401(k)(12) shall apply to the Safe Harbor Component Plan.

                                    (i)         The actual deferral percentage for Highly Compensated Employees who have met the Plan’s eligibility requirements shall not be less than or equal two at least one of the following:

(A)       The actual deferral percentage for such Plan Year for all Nonhighly Compensated Employees who have met the Plan’s eligibility requirements, multiplied by 1.25; or

(B)       The actual deferral percentage for such Plan Year for all Nonhighly Compensated Employees who have met the Plan’s eligibility requirements, multiplied by 2.0, provided that the actual deferral percentage for Highly Compensated Employees who have met the Plan’s eligibility requirements does not exceed the actual deferral percentage for Nonhighly Compensated Employees who have met the Plan’s eligibility requirements by more than two percentage points.

                                    (ii)        For purposes of this Section, the term “actual deferral percentage” as applied to a specified group of Employees who have met the Plan’s eligibility requirements shall mean the average of the ratios, calculated separately for each such Employee in such group, of:

(A)       The amount of Deferred Compensation paid to the Plan on behalf of each such Employee for such Plan Year (excluding (A) any amount of Deferred Compensation paid to the Plan by a Nonhighly Compensated Employee in excess of the Code section 402(g) limit for such Plan Year, and (B) Deferred Compensation made pursuant to Code section 414(u) by reason of a Participant’s qualified military service (provided, however, that the portion of Deferred Compensation contributed from differential wage payments (within the meaning of Code section 414(u)(12)) shall be disregarded only if the nondiscrimination requirement set forth in Code section 414(u)(12)(C) is satisfied); to

(B)       The Participant’s 414(s) Compensation for such Plan Year; provided, however, that the Administrator may determine, for any Plan Year, to consider only that Compensation paid to an Employee while he or she is eligible to participate in the Plan.

(b)               Actual Contribution Percentage Test.  The Plan shall satisfy the “actual contribution percentage test,” which shall mean the numerical test set forth in subsection (a), revised by disregarding any reference to component plans and substituting for the term “actual deferral percentage” the term “actual contribution percentage”; provided, however, that pursuant to Regulation section 1.401(m)-1(b)(2), the Actual Contribution Test shall not apply to the Bargaining Component Plan.  The term “actual contribution percentage” as applied to a specified group of Employees shall mean the average of the ratios, calculated separately for each Employee in such group who, if he or she made Elective Deferrals, would have Matching Contributions allocated to his or her account for the year, of:

(i)                 the amount of Matching Contributions (excluding (A) Matching Contributions forfeited pursuant to Section 4.2(d) or Section 4.9(c), and (B) Matching Contributions made pursuant to Code section 414(u) by reason of a Participant’s qualified military service (provided, however, that the portion of the Matching Contribution that is made with respect to any Deferred Compensation contributed from differential wage payments (within the meaning of Code section 414(u)(12)) shall be disregarded only if the nondiscrimination requirement set forth in Code section 414(u)(12)(C) is satisfied) paid to the Plan on behalf of such Employee for such Plan year; to

(ii)               the Participant’s 414(s) Compensation for such Plan Year; provided, however, that the Administrator may determine, for any Plan Year, to consider only that Compensation paid to an Employee while he or she is eligible to participate in the Plan.

(c)                Nonaggregation.  Pursuant to Regulation sections 1.401(k)-1(b)(4)(iii)(B) and 1.401(m)-1(b)(4)(iii)(B), the Plan cannot be tested on an aggregate basis with any other cash or deferred arrangement that uses a methodology to satisfy the actual deferral percentage test or the actual contribution percentage test that is inconsistent with the Plan’s methodology to satisfy these tests.

4.9              RETURN OF EXCESS CONTRIBUTIONS, RETURN OF EXCESS       AGGREGATE CONTRIBUTIONS, AND SPECIAL RULES

                        Subsections (a) and (c) shall be applied separately to Highly Compensated Employees who are covered by the Non-Safe Harbor Component Plan and Highly Compensated Employees who are covered by the Bargaining Component Plan, and such subsections shall apply only to the extent of the Highly Compensated Employee’s contributions under such Component Plan.  Subsections (a) and (c) shall not apply to the Safe Harbor Component Plan.

(a)                Determination of Aggregate Amount of Excess Contributions.  Excess Contributions shall be returned to Highly Compensated Employees in the manner set forth in subsection (c) if the limitations under Section 4.8(a) are exceeded.  Excess Contributions to be returned to Highly Compensated Employees shall be determined by:

(i)                 reducing the actual deferral percentage of the Highly Compensated Employee with the highest actual deferral percentage until the applicable nondiscrimination test of Section 4.8(a) has been satisfied or until the actual deferral percentage of such Highly Compensated Employee is equal to the actual deferral percentage of the Highly Compensated Employee with the next highest actual deferral percentage;

(ii)               repeating the process in paragraph (i) above until the applicable nondiscrimination test of Section 4.8(a) is satisfied;

(iii)             converting into a dollar amount any reduction in the actual deferral percentage of each affected Highly Compensated Employee; and

(iv)             adding together the dollar amounts of the excess Deferred Compensation determined under paragraph (iii) above for each affected Highly Compensated Employee.

(b)               Determination of Aggregate Amount of Excess Aggregate Contributions.  The amount of excess Matching Contributions (“Excess Aggregate Contributions”) to be returned to Highly Compensated Employees shall be determined in the manner set forth in subsection (a).  Excess Aggregate Contributions, if any, shall be returned to Highly Compensated Employees in the manner set forth in subsection (d).

(c)                Determination of Individual Amount of Excess Contributions.  Should the actual deferral percentage of Highly Compensated Employees for a Plan Year exceed the restrictions described in Section 4.8(a), the Excess Contribution shall be distributed to Highly Compensated Employees from the Elective Account (and Stock Bonus Plan Account), starting with the Highly Compensated Employee with the greatest dollar amount of Deferred Compensation for the Plan Year or until the Deferred Compensation made by such Highly Compensated Employee equals the Deferred Compensation made by the Highly Compensated Employee with the next greatest dollar amount of Deferred Compensation for the Plan Year.  For purposes of the preceding sentence, any Excess Contributions shall be distributed as follows: (i) Distributions to any Highly Compensated Employee shall first be made with respect to Deferred Compensation that is not taken into account in determining Matching Contributions pursuant to Section 4.4(a); and (ii) for any year in which a Participant makes Elective Contributions on a pre-tax and on a Roth basis, the distribution of any Excess Contribution  shall be made first from the portion of the Participant’s Elective Contributions that is attributable to pre-tax contributions and second from the portion of the Participant’s Elective Contributions that is attributable to Roth contributions.  This process shall be repeated until all the excess Deferred Compensation attributable to the applicable test has been distributed.  Any Matching Contributions attributable to such Excess Contributions (regardless of whether such Excess Contributions are attributable to Elective Contributions made on a pre-tax or on a Roth basis) distributed to Highly Compensated Employees shall be forfeited in accordance with subsection (e).

(d)               Determination of Individual Amount of Excess Aggregate Contributions.  Should the actual contribution percentage of Highly Compensated Employees for a Plan Year exceed the restrictions described in Section 4.8(b) the Excess Aggregate Contributions shall be forfeited, if forfeitable, or, if not forfeitable, distributed, starting with the account of the Highly Compensated Employee with the greatest dollar amount of Matching Contributions in the manner described in subsection (c).

(e)                Timing of Distribution/Forfeiture.  The distribution or forfeiture made pursuant to subsections (c) and (d) above shall be made within two and one-half months following the close of such Plan Year, if administratively practicable, but in no event later than the last day of the 12-month period following the close of such Plan Year.  Any distribution or forfeiture for purposes of the preceding sentence shall be determined after taking into account income or loss for the applicable Plan Year. Any Matching Contributions, with earnings thereon, that have been allocated to a Participant on account of Excess Contributions shall be forfeited.  Amounts forfeited shall, at the discretion of the Administrator, be (i) used to pay any administrative expenses of the Plan, or (ii) used to reduce the Employer’s obligation to make Matching Contributions allocated under Section 4.4(a).

(f)                Special Rules.

(i)                 Qualified Nonelective Contribution.  Notwithstanding anything to the contrary herein, within 12 months after the end of the applicable Plan Year, the Employer may make a special Qualified Nonelective Contribution in an amount that does not exceed the minimum amount necessary to satisfy the test(s) set forth in Section 4.8(a) and/or 4.8(b).  Such Qualified Nonelective Contribution shall be allocated to the Elective Accounts of the minimum necessary number of Nonhighly Compensated Employees who met the Plan’s eligibility requirements for the applicable Plan Year, starting with the Nonhighly Compensated Employee with the lowest Compensation for such Year, and shall be such percentage of the Nonhighly  Compensated Employee’s Compensation for the year that (i) results in the lowest aggregate amount of Qualified Nonelective Contributions, and (ii) satisfies the rule against disproportionate contributions set forth in Regulation section 1.401(k)-2(a)(6)(iv).  For purposes of applying this subsection to Section 4.8(a), the term “Plan” shall refer to the Non-Safe Harbor Component Plan or the Bargaining Component Plan, as applicable.

(ii)               Other Contributions Taken Into Account for ACP Test.  For purposes of determining the actual contribution percentage and the amount of Excess Aggregate Contributions pursuant to Section 4.8(b), only Matching Contributions credited on behalf of an eligible Employee in accordance with Regulation section 1.401(m)-2(a) for the applicable Plan Year shall be counted.  In addition, the Administrator may elect to take into account elective contributions and qualified nonelective contributions (as defined in Regulation section 1.401(m)-2(a)) contributed to any plan maintained by the Employer in determining the actual contribution percentage for each applicable Employee for the applicable Plan Year, provided such amounts comply with the provisions of Regulation section 1.401(m)-2(a).  Elective contributions under the Plan shall not be taken into account for purposes of Section 4.8(b).

(iii)             Ratios.  All ratios and averages of ratios calculated hereunder shall be calculated to the nearest 1/100 of 1%.

(iv)             Highly Compensated Employee Participating in Multiple Plans.  For purposes of Section 4.8(a), the actual deferral percentage of a Highly Compensated Employee who is eligible to have elective deferrals (or contributions treated as elective deferrals) allocated to his or her accounts under two or more arrangements described in Code section 401(k), that are maintained by the Employer or an Affiliated Employer, shall be determined as if such elective deferrals (or contributions treated as elective deferrals) were made under a single arrangement.  If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Employer or an Affiliated Employer that have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated.  For purposes of Section 4.8(b), the actual contribution  percentage of a Highly Compensated Employee who is eligible to have matching contributions or employee contributions (or contributions treated as matching or employee contributions) allocated to his or her accounts under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Employer or an Affiliated Employer, shall be determined as if the total of such matching contributions or employee contributions (or contributions treated as matching or employee contributions) were made to each plan and arrangement.  If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, all matching contributions or employee contributions (or contributions treated as matching or employee contributions) made during the Plan Year under all such plans and arrangements shall be aggregated.  Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under Regulations under Code section 401(k) or Code section 401(m).

(v)               Aggregation of Plans.  For purposes of Sections 4.8 and 4.9, the Plan shall be aggregated and treated as a single plan with other plans maintained by the Employer and an Affiliated Employer to the extent that the Plan is aggregated with any such other plan for purposes of satisfying Code sections 401(a)(4) and 410(b) (other than Code section 410(b)(2)(A)(ii)).  In addition, if this Plan is permissively aggregated with any other plan of the Company or an Affiliated Employer for purposes of satisfying Code section 401(k) or 401(m), this Plan and such other plan or plans shall satisfy Code section 401(a)(4) and 410(b) as if this Plan and such other plan or plans were a single plan.

(vi)             Prior Year Testing.  Notwithstanding anything herein to the contrary, in accordance with applicable Regulations and applicable guidance, the Employer may elect to apply the tests set forth in Sections 4.8(a) and (b) using the actual deferral percentage and the actual contribution percentage, as applicable, for the preceding Plan Year for Nonhighly Compensated Employees who have met the Plan’s eligibility requirements in lieu of such percentages for the current Year.

(vii)           Early Participation Rule.  For purposes of Sections 4.8(a) and 4.8(b), with respect to any Plan Year for which the Employer elects to apply Code section 410(b)(4)(B) in determining whether the requirements of Code section 401(k)(3)(A)(i) (for purposes of Section 4.8(a)) or Code section 410(b) (for purposes of Section 4.8(b)) are met, the Employer may elect to exclude from consideration all Eligible Employees who are Nonhighly  Compensated Employees and who have not attained age 21 and completed at least one year of eligibility service.  In no event, however, shall the early participation rule described in this subsection apply to the Safe Harbor Component Plan or the Non-Safe Harbor Component Plan for purposes of Section 4.8(a).

4.10          MAXIMUM ANNUAL ADDITIONS

(a)                Limit on Allocations.  Except to the extent permitted under Section 4.3 and Code section 414(v), if applicable, the maximum annual addition that may be contributed or allocated to a Participant’s accounts under the Plan for any limitation year shall not exceed the lesser of:

(i)                 $53,000, as adjusted for increases in the cost-of-living under Code section 415(d) for limitation years after 2016; or

(ii)               100% of the Participant’s 415 Compensation for such limitation year.

The compensation limit referred to in paragraph (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code section 401(h) or 419(A)(f)(2)) which is otherwise treated as an annual addition.

(b)               Annual Additions.  For purposes of applying the limitations of Code section 415, “annual additions” means the sum of all contributions by the Participant, other than rollover contributions, or by the Employer or an Affiliated Employer hereunder or under any defined contribution plan maintained by either, all forfeitures allocated to the Participant’s accounts under such plans, and amounts treated as part of an annual addition under the limitations of Code sections 415(l) and 419A(d)(2).

                        For purposes of applying the limitations of Code section 415, a Rollover Contributions is not an annual addition.  In addition, the following are not Employee contributions for purposes of this subsection:  (i) rollover contributions (as defined in Code sections 402(c), 403(a)(4), 403(b)(8), and 408(d)(3)); (ii) repayments of loans made to a Participant from the Plan; (iii) repayments of distributions received by an Employee pursuant to Code section 411(a)(7)(B) (cashouts); (iv) repayments of distributions received by an Employee pursuant to Code section 411(a)(3)(D) (mandatory contributions); and (v) Employee contributions to a simplified employee pension excludable from gross income under Code section 408(k)(6).

(c)                Limitation Year.  For purposes of applying the limitations of Code section 415, the “limitation year” shall be the Plan Year.

(d)               Aggregation Rules.

(i)                 For the purpose of this Section, all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(ii)               For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code section 1563(a) or Code sections 414(b) and (c) as modified by Code section 415(h)), is a member of an affiliated service group (as defined by Code section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(iii)             If a Participant participates in more than one defined contribution plan maintained by the Employer and such plans have different Plan Years, the maximum annual additions under this Plan shall equal the maximum annual additions for the limitation year minus any annual additions previously credited to such Participant’s accounts during the limitation year.

(iv)             If a Participant participates in both a defined contribution plan subject to Code section 412 and a defined contribution plan not subject to Code section 412 maintained by the Employer which have the same Plan Year, annual additions shall be credited to the Participant’s accounts under the defined contribution plan subject to Code section 412 prior to crediting annual additions to the Participant’s accounts under the defined contribution plan not subject to Code section 412.

(v)               If a Participant participates in more than one defined contribution plan not subject to Code section 412 maintained by the Employer and such plans have the same Plan Year, the maximum annual additions under this Plan shall equal the product of (A) the maximum annual additions for the limitation year minus any annual additions previously credited above, multiplied by (B) a fraction (I) the numerator of which is the annual additions which would be credited to such Participant’s Account under this Plan without regard to the limitations of Code section 415 and (II) the denominator of which is such annual additions for all plans described in this subsection.

4.11          CORRECTION OF EXCESS ANNUAL ADDITIONS

                        If there is an excess annual addition with respect to a Participant for a limitation year, such excess annual addition shall be corrected in accordance with the Internal Revenue Service Employee Plans Compliance Resolution System or as otherwise permitted by applicable law and Regulations.

4.12          ROLLOVERS FROM OTHER PLANS

(a)                Rollover Contributions Accepted.  With the consent of the Administrator, the Plan shall accept an eligible rollover distribution by a Participant from the following:

(i)                 a qualified plan described in Code section 401(a) or 403(a), excluding after-tax employee contributions, except to the extent permitted under Section 11.4(c);

(ii)               an annuity contract described in Code section 403(b), excluding after-tax contributions;

(iii)             an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state;

(iv)             the portion of a distribution from an individual retirement account or annuity described in Code section 408(a) or 408(b) that would otherwise be includable in gross income; and

(v)               the portion of a distribution from a designated Roth account under an applicable retirement plan described in Code section 402A, but only to the extent that (i) it is a direct rollover and (ii) is not includible in income when determined without regard to the rollover; provided, however that (A) the rollover will not jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for the Employer, and (B) a distribution to which the Participant is entitled as a Surviving Spouse shall not be rolled over to the Plan.  If the Administrator determines the rollover amount contains an invalid rollover amount, such amount plus any earnings shall be distributed within a reasonable time after such determination.  The amounts transferred shall be set up in a separate account herein referred to as a Participant’s Rollover Account.  Such account shall be fully vested at all times and shall not be subject to forfeiture for any reason.

(b)               Withdrawals and Distributions Limited.  Amounts in a Participant’s Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by or distributed to the Participant, in whole or in part, except as provided in subsection (c).

(c)                Distributions.  On such date as the Participant or his or her Beneficiary shall be entitled to receive benefits, the fair market value of the Participant’s Rollover Account shall be used to provide additional benefits to the Participant or his or her Beneficiary.  Any distributions of amounts held in a Participant’s Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the Regulations thereunder.  Furthermore, such amounts shall be considered as part of a Participant’s benefit in determining whether an involuntary cash-out of benefits without the Participant’s consent may be made.

(d)               Evidence of Rollover Eligibility.  Prior to accepting any rollovers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

4.13          INVESTMENT OF AGGREGATE ACCOUNTS

(a)                Participant Directed.  Every Participant, Beneficiary, and alternate payee shall have the right to designate the investment category or categories in which the Trustee is to invest his or her Aggregate Account including, pursuant to Section 4.13(e), any contributions that have been automatically invested in the Quaker Stock Fund at the time of contribution pursuant to Section 4.4(a) or Section 4.5(c).

(b)               ERISA Section 404(c) Plan.  This Plan is intended to constitute a plan described in section 404(c) of ERISA, and regulations thereunder.  Neither the Employer, nor the Administrator, nor the Trustee nor any other Fiduciary shall be liable for any losses which are the result of investment instructions provided by any Participant, Beneficiary, or alternate payee. The Administrator shall designate the available investment categories to which a Participant, Beneficiary, or alternate payee may direct the investment of amounts credited to his or her Aggregate Account.  The Administrator, in its discretion, may from time to time designate additional investment categories of the same or different types or modify, cease to offer, or eliminate any existing investment categories, subject to the requirements of section 404(c) of ERISA and the regulations thereunder.

(c)                Investment Direction – Future Contributions.  Each Participant may designate the percentage of future contributions to be invested in any investment category, and change such designation, on any business day by giving notice, in the manner prescribed by the Trustee; provided, however, that any such designation or change with respect to future contributions  shall not apply to the Matching Contributions and Nonelective Contributions that have been automatically invested in the Quaker Stock Fund at the time of contribution pursuant to Section 4.4(a) or Section 4.5(c).  Any designation or change in designation of investment categories shall be in increments of at least 1%.

(d)               Default Fund.  In the absence of any current written (or electronic) designation of investment category(ies) from a Participant, the Trustee shall automatically invest such funds (other than Matching Contributions and Nonelective Contributions that have been automatically invested in the Quaker Stock Fund at the time of contribution pursuant to Section 4.4(a) or Section 4.5(c)) in the default investment fund(s) designated by the Administrator.

(e)                Investment Direction – Reapportionment of Aggregate Account.  A Participant, Beneficiary, or alternate payee may on any business day, by giving notice in the manner prescribed by the Trustee, transfer all or any portion of the assets held on his or her  behalf in any investment category or categories to any other category or categories then provided, including any contributions that have been automatically invested in the Quaker Stock Fund at the time of contribution pursuant to Section 4.4(a) or Section 4.5(c).

(f)                Reinvestment of Income, Etc.  All interest, dividends, capital gains, distributions, and other income received with respect to any shares of an investment category credited to the separate accounts of a Participant, Beneficiary, or alternate payee under the Plan shall be reinvested by the Trustee in additional shares of the same investment fund and credited to the Participant’s, Beneficiary’s, or alternate payee’s separate accounts.

(g)               Company Securities – Rights and Equity Restructuring.  Each Participant, Beneficiary, or alternate payee shall have the right to direct the Trustee as to the exercise or sale of any rights to purchase Company Securities allocated to his or her Stock Bonus Plan Account, and his or her Aggregate Account (or Stock Bonus Plan Account) shall be appropriately credited.  Company Securities received by the Trustee by reason of a stock split, stock dividend, or other distribution shall be appropriately allocated to accounts holding interests in the Quaker Stock Fund.

(h)               Company Securities – Voting Rights.  Each Participant, Beneficiary, or alternate payee shall have the right to direct the Trustee as to the exercise of voting rights with respect to Company Securities allocated to his or her Stock Bonus Plan Account.  As soon as practicable prior to the occasion for the exercise of such voting rights, the Employer shall deliver or cause to be delivered to each Participant, Beneficiary, or alternate payee all notices, prospectuses, financial statements, proxies, and proxy soliciting material relating to shares of Company Securities allocated to his or her Stock Bonus Plan Account.  Instructions by Participants, Beneficiaries, or alternate payees to the Trustee shall be on such form or in such other manner and pursuant to such regulations as the Administrator shall prescribe.  Any such instructions shall remain in the strict confidence of the Trustee.  Any shares of Company Securities for which no instructions are received by the Trustee within such time specified in the notice shall not be voted, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.  Any shares of Company Securities which are not allocated to Participants’, Beneficiaries’, or alternate payees’ Stock Bonus Plan Accounts shall be voted in the same proportions as the shares of Company Securities for which timely instructions were received from Participants, Beneficiaries, and alternate payees except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.

(i)                 Company Securities – Confidentiality.  The Administrator is responsible for ensuring that:

(i)                 procedures are maintained by the Plan to safeguard the confidentiality of information relating to the purchase, holding, and sale of the Company Securities and the exercise of voting, tender, and similar rights with respect to the Company Securities by Participants, Beneficiaries, and alternate payees;

(ii)               the procedures described in paragraph (i) are sufficient to maintain confidentiality, except to the extent necessary to comply with Federal law or state laws not preempted by ERISA;

(iii)             an independent fiduciary is appointed to carry out activities relating to any situations involving a potential for Employer influence upon Participants, Beneficiaries, or alternate payees with regard to the direct or indirect exercise of shareholder rights; and

(iv)             each Participant, Beneficiary, and alternate payee is afforded the appropriate number of votes with respect to the Company Securities allocated to his or her Stock Bonus Plan Accounts.

(j)                 Company Securities – Tender Offer.  In the event of a tender offer or a self tender by the Employer for any Company Securities held in the Plan, the Employer shall as promptly as practicable request or cause to be requested of each Participant, Beneficiary, and alternate payee instructions as to the tender offer response desired by him or her in connection with the shares of Company Securities allocated to his or her Stock Bonus Plan Account and the Trustee shall be bound by the instructions received.  Any such instructions shall remain in the strict confidence of the Trustee.  Any shares of Company Securities for which no instructions are received by the Trustee within such time specified in the notice shall not be tendered, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.  Any shares of Company Securities which are not allocated to Participants’, Beneficiary’s, or alternate payee’s Stock Bonus Plan Accounts shall be tendered by the Trustee in the same proportion as the shares for which timely instructions were received by the Trustee, except to the extent that the Trustee determines otherwise consistent with the Trustee’s duties under ERISA.

(k)               Form and Manner of Distribution.  At the time of distribution or withdrawal of assets held in an Aggregate Account by a Participant, he or she shall be entitled to receive one lump-sum payment; provided, however, that the portion of a Participant’s Stock Bonus Plan Account invested in the Quaker Stock Fund shall be distributed in full shares of Company Securities unless the Participant elects to take such distribution in cash in an amount realized from converting such full shares of Company Securities in the Participant’s Stock Bonus Plan Account to cash.  Any fractional shares of common stock of the Company shall be distributed in cash.  The Employer does not guarantee that the fair market value of Company Securities will be equal to the purchase price of such stock or that the total amount withdrawable in cash with respect to any period will be equal to or greater than the amount of the Participant’s contributions for such period.

(l)                 Change in Market Value.  Each Participant assumes all risk in connection with any decrease in the market price of the Company Securities, other investments or cash allocated to his or her Stock Bonus Plan Account in accordance with the Plan.

(m)             Company Securities – Securities Laws.  Any transaction involving Company Securities held in the account of a Participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 shall be subject to all applicable laws, rules, and regulations and to such approvals by stock exchanges or governmental agencies as may be deemed necessary or appropriate by the Administrator.  Each Participant may be required to give the Employer a written representation that he or she will not violate any state or Federal securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended; the form of such written representation shall be prescribed by the Administrator.

(n)               Inappropriate Trading Practices.  In the event of extraordinary transactions or excessive trading, the Administrator reserves the right to adjust the Aggregate Accounts of Participants who initiated the extraordinary transactions or excessive trading to reflect the actual trades executed to fund the activity.  Such adjustment may include, but shall not be limited to, adjustment to the unit price, the number of shares or units, or both.  If such practices continue, the Administrator reserves the right to take further action to limit the ability of a Participant to engage in extraordinary transactions or excessive trading. The Administrator, in its sole discretion, shall determine which activities constitute extraordinary transactions or excessive trading.  In addition, all designations of investment categories by a Participant, Beneficiary, or alternate payee under this Section shall be subject to procedures established by the Administrator.  Such procedures may include limitations of frequency of trading (including limitations that cause otherwise available daily elections to be unavailable), circumstances under which investment instructions will not be implemented, redemption fees, and other mechanisms intended to inhibit excessive or inappropriate trading practices, whether instituted by the Administrator or the investment fund.

ARTICLE V
VALUATIONS

5.1              VALUATION OF THE TRUST FUND

                        The Administrator shall direct the Trustee, as of the Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date prior to taking into consideration any contribution not yet allocated.  In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

5.2              METHOD OF VALUATION

                        In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date.  If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date.  Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker.  In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion employ one or more appraisers for that purpose and rely on the value established by such appraiser or appraisers.

ARTICLE VI
DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1              VESTING

(a)                Vesting.

(i)                 Full Vesting.  A Participant’s Elective Account and Rollover Account shall be fully vested at all times.  The portion of a Participant’s Stock Bonus Plan Account attributable to Elective Contributions shall be fully vested at all times.  Except as provided in paragraph (iii), the portion of a Participant’s Account attributable to AC Products Discretionary Contributions, Quaker Discretionary Contributions, and Matching Contributions shall be fully vested at all times.

(ii)               Nonelective Contributions.  Nonelective Contributions for Plan Years beginning before 2008 that had not become a Forfeiture before January 1, 2008, became fully vested on January 1, 2008.  Nonelective Contributions for Plan Years beginning on and after January 1, 2008, shall be fully vested at all times.  (Before January 1, 2008, a Participant’s Nonelective Contributions were 0% vested if the Participant had completed fewer than three Years of Service and 100% vested if the Participant had completed at least three Years of Service.)

(iii)             Complete Vesting.  A Participant shall be 100% vested in his or her Participant’s Account in the event of his or her attainment of Normal Retirement Age prior to Severance from Employment, Total and Permanent Disability prior to Severance from Employment, or death prior to Severance from Employment.

(b)               Effect of Amendment on Nonforfeitable Percentage.  The computation of a Participant’s nonforfeitable percentage of his or her interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan.  For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in Top-Heavy status.  In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three Years of Service as of the expiration date of the election period may elect to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule.  The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(i)                 the adoption date of the amendment;

(ii)               the effective date of the amendment; or

(iii)             the date the Participant receives written notice of the amendment from the Employer or Administrator.

(c)                Effect of Break in Service.  If a Participant is reemployed after a 1-Year Break in Service has occurred, Years of Service shall include Years of Service prior to his or her 1-Year Break in Service subject to the following rules:

(i)                 If a Participant has a 1-Year Break in Service, his or her pre-break and post-break service shall be used for computing Years of Service for vesting purposes only after he or she has been employed for one Year of Service following the date of his or her reemployment with the Employer;

(ii)               A Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his or her consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five or (B) the aggregate number of his or her pre-break Years of Service; and

(iii)             After five consecutive 1-Year Breaks in Service, a Participant’s Vested Account balance attributable to pre-break service shall not be increased as a result of post-break service.

(d)               Years of Service Excluded.  In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the vesting computation period in which an Employee attained his or her 18th birthday shall be excluded.

(e)                Distribution Before Fully Vested.  If a distribution is made at a time when a Participant is not fully Vested in his or her Participant’s Account and the Participant may increase the Vested percentage in such account:

(i)                 A separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution;

(ii)               At any relevant time, the Participant’s Vested portion of the separate account shall be equal to an amount (“X”) determined by the formula:

                                    X equals P(AB plus (RxD)) – (RxD)

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

6.2              DETERMINATION OF BENEFITS UPON TERMINATION

Upon a Participant’s Severance from Employment, the Participant’s Aggregate Account shall be subject to the Participant’s investment directions in accordance with Section 4.13 and shall share in allocations of earnings and losses pursuant to Section 4.7(c) until such time as a distribution is made to the Participant.  Distribution of the Participant’s Vested Aggregate Account shall be made as soon as practicable following the Participant’s Severance from Employment; provided, however, that in the case of a Participant whose Vested Aggregate Account balance exceeds $1,000, no distribution shall be made without the written consent of the Participant, subject to Section 6.6 (regarding Required Minimum Distributions).

                        Any distribution under this subsection shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code section 411(a)(11) and the Regulations thereunder.

                        If the value of a Participant’s Vested Aggregate Account does not exceed $1,000, the Administrator shall direct the Trustee to cause the entire benefit to be paid to such Participant in a single lump sum.

6.3              DETERMINATION OF BENEFITS UPON DEATH

(a)                Distribution.  Upon the death of a Participant all Vested amounts credited to such Participant’s Aggregate Account shall be distributed, in accordance with the provisions of Section 6.5(e), to the deceased Participant’s Beneficiary.

(b)               Loans.  Any security interest held by the Plan by reason of an outstanding loan to a deceased Participant shall be taken into account in determining the amount of the death benefit.

(c)                Proof of Death.  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant as the Administrator may deem desirable.  The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(d)               Beneficiary.  The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s Spouse, except, however, the Participant may designate a Beneficiary other than his or her Spouse if:

(i)                 the Spouse has waived the right to be the Participant’s Beneficiary;

(ii)               the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no qualified domestic relations order, as defined in Code section 414(p), which provides otherwise);

(iii)             the Participant has no Spouse; or

(iv)             the Spouse cannot be located.

                        In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator.  A Participant may at any time revoke his or her designation of a Beneficiary or change his or her Beneficiary by filing written notice of such revocation or change with the Administrator.  However, the Participant’s Spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the Spouse had the right to limit consent only to a specific Beneficiary and that the Spouse voluntarily elected to relinquish such right.  In the event no valid designation of a Beneficiary exists at the time of the Participant’s death, the death benefit shall be payable to his or her estate.

(e)                Spousal Consent.  Any consent by the Participant’s Spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and must be witnessed by a Plan representative or a notary public.  Further, the Spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

(f)                Death While Performing Qualified Military Service.  Notwithstanding any provision of the Plan to the contrary, and in accordance with Code section 401(a)(37), in the case of a Participant who dies while performing qualified military service (as defined in Code section 414(u)), the Participant’s survivors shall be entitled to any additional benefits (other than contributions relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

6.4              DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

                        In the event of a Participant’s Total and Permanent Disability prior to his or her Severance from Employment, all amounts credited to such Participant’s Aggregate Account shall become fully Vested, and the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall, at the election of the Participant, distribute to such Participant all amounts credited to such Participant’s Aggregate Account as though he or she had retired.

6.5              DISTRIBUTION OF BENEFITS

(a)                Distribution.  Subject to subsections (b) and (f), the Administrator shall direct the Trustee to distribute to the Participant or his or her Beneficiary any amount to which he or she is entitled under the Plan in one lump-sum payment in cash.

(b)               Participant Consent Required.  Except as provided in Section 6.6, any distribution to a Participant who has a Vested Aggregate Account balance which exceeds $1,000 shall require such Participant’s consent.

(c)                Required Distributions.  Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall comply with Section 6.6.

(d)               Direct Rollovers.  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article VI, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have all or a portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(i)                 For purposes of this subsection, “eligible rollover distribution” shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution shall not include: (i) any distribution that is one of a series of substantially equal periodic payments made (not less frequently than annually) for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code section 401(a)(9); and (iii) any amount that is distributed on account of hardship.  A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income.  However, such portion may be transferred only to an individual retirement account or annuity described in Code sections 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or Code section 403(a) or an annuity contract described in Code section 403(b), that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(ii)               For purposes of this subsection, “eligible retirement plan” means any of the following that accepts the distributee’s eligible rollover distribution: an individual retirement account described in Code section 408(a), a Roth IRA described in Code section 408A provided the applicable conversion requirements are met, an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), a qualified trust described in Code section 401(a), an annuity contract described in Code section 403(b), or an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan.  If any portion of an “eligible rollover distribution” is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual, his or her Surviving Spouse or his or her Beneficiary.

(iii)             For purposes of this subsection, “distributee” shall include an Employee or former Employee.  In addition, the Employee’s or former Employee’s Surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order (as defined in Code section 414(p)) are distributees with regard to the interest of the Spouse or former spouse.  The Beneficiary of a deceased Participant who is not the Surviving Spouse of the Participant is a distributee with respect to (A) a direct rollover to an individual retirement account or annuity under Code section 408(a) or Code section 408(b) established for the purpose of receiving such distribution and which will be treated as an inherited IRA pursuant to Code section 402(c)(11) and (B) a direct rollover to a Roth IRA described in Code section 408A, subject to the rules and provisions set forth in Code section 408A(e) and any related guidance issued by the Treasury Department thereunder, if such distribution otherwise meets the requirements set forth in (i) above.

(iv)             For purposes of this subsection, “direct rollover” shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

(e)                Death Benefit.  Except as provided in subsection (f), the death benefit payable pursuant to Section 6.3 shall be paid to the Participant’s Beneficiary in one lump-sum payment in cash as soon as practicable after the Participant’s death, subject to the rules of Section 6.6.

(f)                Distribution of Company Securities.  Notwithstanding anything to the contrary herein, the portion of a Participant’s Stock Bonus Plan Account invested in the Quaker Stock Fund shall be distributed in full shares of Company Securities; provided, however, that the Participant or Beneficiary may elect to take such distribution in cash in an amount realized from converting such full shares of Company Securities in the Participant’s Stock Bonus Plan Account to cash.  Any fractional shares of common stock of the Company shall be distributed in cash.

6.6              REQUIRED MINIMUM DISTRIBUTIONS

(a)                Precedence.  The requirements of this Section shall take precedence over any inconsistent provisions of the Plan to the extent required to satisfy Code section 401(a)(9) and the Regulations thereunder.  The requirements set forth in this Section repeat the requirements set forth in Code section 401(a)(9), including requirements which may not apply to the Plan because, for example, the Plan does not permit a particular form of distribution or does not permit deferral beyond a particular date.  Any such requirement shall not be read as giving a Participant or Beneficiary a form of benefit or deferral not otherwise provided under the Plan.

(b)               Requirements of Regulations Incorporated.  All distributions required under this Section shall be determined and made in accordance with the Regulations under Code section 401(a)(9).

(c)                Time and Manner of Distribution.

(i)                 Required Beginning Date.  The Participant’s entire interest shall be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(ii)               Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest shall be distributed, or begin to be distributed, no later than as follows:

(A)             If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the Surviving Spouse shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(B)              If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary shall begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)              If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D)             If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary and the Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this paragraph (ii), other than paragraph (ii)(A), shall apply as if the Surviving Spouse were the Participant.

For purposes of this paragraph (ii) and Section 6.6(e), unless paragraph (ii)(D) applies, distributions are considered to begin on the Participant’s Required Beginning Date.  If paragraph (ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the Surviving Spouse under paragraph (ii)(A).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s Surviving Spouse before the date distributions are required to begin to the Surviving Spouse under paragraph (ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

(iii)             Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions shall be made in accordance with Section 6.6(d) and Section 6.6(e).  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the Regulations.

(d)               Required Minimum Distributions During Participant’s Lifetime.

(i)                 Amount of Required Minimum Distributions For Each Distribution Calendar Year.  During the Participant’s lifetime, the minimum amount that shall be distributed for each Distribution Calendar Year is the lesser of:

(A)             The quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Regulation  section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)              If the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Regulation section 1.401(a)(9)-9, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthday in the Distribution Calendar Year.

(ii)               Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions shall be determined under this subsection beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(e)                Required Minimum Distributions After Participant’s Death.

(i)                 Death On or After Date Distributions Begin.

(A)             Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

(I)                The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(II)             If the Participant’s Surviving Spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the Surviving Spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the Surviving Spouse’s age as of the Spouse’s birthday in that year.  For Distribution Calendar Years after the year of the Surviving Spouse’s death, the remaining Life Expectancy of the Surviving Spouse is calculated using the age of the Surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(III)          If the Participant’s Surviving Spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)              No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)               Death Before Date Distributions Begin.

(A)             Participant Survived by Designated Beneficiary.  If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that shall be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 6.6(e)(i).

(B)              No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)              Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s Surviving Spouse is the Participant’s sole designated beneficiary, and the Surviving Spouse dies before distributions are required to begin to the Surviving Spouse under Section 6.6(c)(ii)(A), this paragraph (ii) shall apply as if the Surviving Spouse were the Participant.

(f)                Distribution Forms.  This Section shall not entitle the Participant or beneficiary to any form of distribution not otherwise available under the Plan, or delay the date as of which any benefit is to be paid under any other provision of the Plan.

(g)               Definitions.

(i)                 Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 1.8 and is the designated beneficiary under Code section 401(a)(9) and Regulation section 1.401(a)(9)-1, Q&A-4.

(ii)               Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date.  For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.6(c)(ii).  The required minimum distribution for the Participant’s first Distribution Calendar Year shall be made on or before the Participant’s Required Beginning Date.  The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, shall be made on or before December 31 of that Distribution Calendar Year.

(iii)             Life Expectancy.  Life expectancy as computed by use of the Single Life Table in Regulation section 1.401(a)(9)-9.

(iv)             Participant’s Account Balance.  The balance in the Participant’s Aggregate Account as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (“Valuation Calendar Year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the Participant’s Aggregate Account as of dates in the Valuation Calendar Year after the valuation date and decreased by distributions made in the Valuation Calendar Year after the valuation date.  The balance in the Participant’s Aggregate Account for the Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

(v)               Required Beginning Date.  Effective for Participants who attain age 70½ on or after January 1, 1997, a Participant’s Required Beginning Date shall mean the April 1 following the later of (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant retires; provided, however, that the Required Beginning Date for a Participant who is a 5% owner (as defined in Code section 416(i)) at any time during the five Plan Year period ending in the calendar year in which he or she attains age 70½, or in the case of a Participant who becomes a 5% owner during any subsequent Plan Year, shall be the April 1 following the calendar year in which he or she attains age 70½.  Notwithstanding the foregoing, a Participant (who is not a 5% owner) who attained age 70½ on or after January 1, 1997, but prior to January 1, 2002, may elect to commence distribution on the April 1 of the calendar year following the calendar year in which he or she attains age 70½.

6.7              LATEST DATE OF COMMENCEMENT OF PAYMENTS

                        Unless the Participant elects otherwise, the payments of benefits shall occur not later than (a) the 60th day after the close of the Plan Year in which the Participant attains his or her Normal Retirement Age, (b) the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (c) the date the Participant terminates his or her service with the Employer.  A Participant’s failure to apply for benefits shall be deemed an election to defer commencement of benefits for purposes of this Section.

6.8              DISTRIBUTION FOR MINOR BENEFICIARY

                        In the event a distribution is to be made to a minor, the Administrator may direct that such distribution be paid to the legal guardian or, if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his or her residence, or to the custodian for such Beneficiary under the Uniform Transfers to Minors Act, if such is permitted by the laws of the state in which such Beneficiary resides.  Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9              Location of Participant or Beneficiary Unknown

                        In the event that all, or any portion, of the distribution payable to a Participant or his or her Beneficiary hereunder shall, at his or her Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his or her Beneficiary, the amount so distributable shall be forfeited and used as provided in Section 4.7(f).  In the event a Participant or Beneficiary is located subsequent to his or her benefit being reallocated, such benefit shall be restored.

6.10          Limitations on Benefits and Distributions

                        All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any alternate payee under a qualified domestic relations order.  Furthermore, a distribution to an alternate payee shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not reached the earliest retirement age under the Plan.  For the purposes of this Section, “alternate payee,” “qualified domestic relations order,” and “earliest retirement age” shall have the meanings set forth under Code section 414(p).

6.11          Hardship Distributions

(a)                In General.  Distributions of Elective Contributions (other than Qualified Nonelective Contributions) may be made to a Participant in the event of hardship.  For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Participant where such Participant lacks other available resources.  Hardship distributions shall be made in the minimum amount of $1,000 or to the extent of all available Elective Contributions, if less.

(b)               Immediate and Heavy Financial Need.  For purposes of this Section, an “immediate and heavy financial need,” as such term is defined under Code section 401(k) and the Regulations thereunder, shall include the following: (i) expenses incurred or necessary for medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, room and board, and related educational fees for up to the next 12 months of post-secondary education for the Participant, Participant’s Spouse, children, or dependents (as defined in Code section 152 without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)); (iv) payments necessary to prevent the eviction of the Participant from, or a foreclosure on the mortgage of, the Participant’s principal residence; (v) payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, or dependents (as defined in Code section 152 without regard to Code section 152(d)(1)(B)); (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); and (vii) any other type of immediate and heavy financial need permissible under Code section 401(k) and the Regulations thereunder.

(c)                Distribution Necessary to Satisfy Need.  A distribution shall be considered as necessary to satisfy an immediate and heavy financial need of the Participant only if:

(i)                 the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(ii)               all plans maintained by the Employer provide that the Participant’s Elective Contributions (and any employee contributions) shall be suspended for six months after the receipt of the hardship distribution; and

(iii)             the distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(d)               Investment Funds.  A distribution pursuant to this Section shall be made from one or more of the investment categories designated by the Participant for investment of his or her Account pursuant to Section 4.13.

6.12          WITHDRAWALS OF PREVIOUSLY CONTRIBUTED AMOUNTS

                        With respect to Discretionary Contributions made in Plan Years ending before January 1, 1992 only (“Pre-1992 Discretionary Contributions”), each Participant who has received an allocation of such Pre-1992 Discretionary Contributions shall have the right to elect, in writing on forms provided by the Administrator, to withdraw (i) 100%, (ii) 50%, or (iii) 0% of the Pre-1992 Discretionary Contributions allocated to his or her account.  Such permitted withdrawals shall be in cash and made as promptly as practicable after the end of the Plan Year in which the election is made.  Such amount shall be adjusted (as of the last day of the calendar year preceding the date of the withdrawal) to the fair market value of the assets of the Fund attributable to such deferred, allocated amount.  All elections under this Section shall be made on or before the November 30 preceding the date of the withdrawal.  Failure to timely file a written election with respect to the withdrawal privilege for the respective Plan Year shall constitute a binding election to waive the right of withdrawal.

6.13          LOANS

(a)                In General.  Loans to Participants shall be allowed if such loans comply with this Section.  Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrator, the Trustee, upon instructions from the Administrator, may make a loan or loans to a Participant.  All loans to Participants shall be considered investments of the Fund.

(b)               Limits on Loans.  A Participant’s loan (when added to the outstanding balance of all other loans from the Plan) shall be limited to the lesser of (i) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one-year period ending on the day before the loan is made over the outstanding balance of loans on the date the loan is made or (ii) 50% of the vested interest in the Participant’s Aggregate Account as of the date on which the loan is made.  For purposes of this limit, all loans from all other plans maintained by the Employer or by any Affiliated Employer other entity shall be considered as a loan from the Plan.

(c)                Quaker Stock Fund Not Available for Loans.  Amounts invested in the Quaker Stock Fund shall be taken into account in calculating the amount of the loan, but such amounts may not be borrowed from the Plan.

(d)               No Offset Until Distributable Event.  In the event of default, foreclosure on the note and attachment of security shall not occur until a distributable event occurs under the terms of the Plan.

(e)                Security.  All loans to Participants made by the Trustee shall be secured by the pledge of no more than 50% of the Participant’s interest in the Fund.

(f)                Interest Rate.  Interest shall be charged at a reasonable rate equal to the prevailing rate of interest charged for similar loans by lending institutions in the community plus 1% on the date of the loan; provided, however, that in no event shall the interest rate charged be in violation of any applicable state usury law or 29 CFR §2550.408b-1(E).  Notwithstanding the foregoing, in the case of a loan taken by a Participant prior to commencement of “military service” (as defined for purposes of the Servicemembers Civil Relief Act or any successor thereto), the interest charged on such loan shall not exceed 6% for the duration of such military service.

(g)               General Term of Loan.  The Administrator shall determine the term of the loan (which, except as provided in subsection (h), may not be more than five years).  To the extent that a Participant becomes entitled to payments of benefits or withdraws all or a portion of the Participant’s Aggregate Account, the payments or withdrawals, as the case may be, shall be immediately applied against the balance outstanding, including interest on the loan, and such amount shall then be deemed immediately due and payable.  Loans shall be nonrenewable and nonextendable.

(h)               Term of Principal Residence Loan.  To the extent that a loan to a Participant is made for the express purpose of acquiring or constructing a principal residence of the Participant, the loan shall generally be for a term the Administrator determines to be appropriate, but in no event shall the term exceed the maximum period of time prescribed by the Code and the rulings, announcements, and Regulations issued thereunder.

(i)                 Amortization.  Loans shall be amortized in level payments not less frequently than quarterly.  The level amortization requirement shall not apply (A) for a period, not longer than one year, that a Participant is on a bona fide leave of absence either without pay or at a rate of pay (after applicable employment tax withholdings) that is less than the amount of the installment payments required under the terms of the loan, and (B) during a period the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), both as described in Regulation section 1.72(p)-1.

(j)                 Offset on Default.  Except as described in subsection (d), if a loan is not paid as and when due, such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower-Participant, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default.  The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys’ fees, and then to pay any sums due from the borrower-Participant to the Fund, with such payment to be applied first to accrued interest and then to principal.  The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

(k)               Repayments.  All loan repayments shall be allocated to the designated investment categories in accordance with the Participant’s investment designation applicable at the time of the repayment.  The Employer shall be permitted to implement salary withholding as a means of facilitating the repayment of any loan.

(l)                 Loan Under Prior Plans.  Notwithstanding the foregoing, any loan under a plan which is merged with and into the Plan (“Merged Plan”) which is outstanding at the time of such merger shall continue in accordance with the terms of the loan as made under the Merged Plan.

6.14          DISTRIBUTIONS FROM THE ROLLOVER ACCOUNT

(a)                Timing of Distribution.  Amounts credited to a Participant’s Rollover Account may be distributed at any time upon a request by the Participant in accordance with the procedures established by the Administrator.

(b)               Investment Funds.  A distribution pursuant to this Section shall be made from one or more of the investment categories designated by the Participant for investment of his or her Account pursuant to Section 4.13.

6.15          DISTRIBUTIONS AT OR AFTER AGE 59½.

(a)                Timing of Distribution.  Amounts credited to a Participant’s Aggregate Account may be distributed at any time upon a request by the Participant after attainment of age 59½ in accordance with the procedures established by the Administrator.

(b)               Investment Funds.  A distribution pursuant to this Section shall be made from one or more of the investment categories designated by the Participant for investment of his or her Account pursuant to Section 4.13.

6.16          DISTRIBUTIONS OF G.W. SMITH ACCOUNTS.  Notwithstanding any other provision of the Plan to the contrary, any amounts attributable to employer contributions under the G.W. Smith & Sons, Inc. 401(k) Profit Sharing Plan (the “G.W. Smith Plan”) which (i) were transferred to this Plan in connection with the merger of the G.W. Smith Plan with and into this Plan effective January 1, 2014, and (ii) were available under the terms of the G.W. Smith Plan for withdrawal at age 55 shall remain available for withdrawal at age 55, provided that no more than two such withdrawals shall be permitted in any 12-month period until attainment of age 59½.  Separate subaccounts shall be maintained under this Plan for such amounts to the extent necessary.

6.17          DISCLAIMER.  An individual who has been designated as a Beneficiary under this Article VI may disclaim the benefit payable to him or her under the Plan by submitting a qualified disclaimer in accordance with Code section 2518.

ARTICLE VII
ADMINISTRATION

7.1              POWERS AND RESPONSIBILITIES OF THE COMPANY

(a)                Appointment and Removal of Trustee and Administrator.  The Company shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and ERISA.

(b)               Funding Policy and Method.  The Company shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short-run need for liquidity (e.g., to pay benefits) or whether liquidity is a long-run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so.  The Company or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy.  The communication of such a funding policy and method shall not, however, constitute a directive to the Trustee as to investment of the Trust Fund.  Such funding policy and method shall be consistent with the objectives of this Plan and with the requirements of Title I of ERISA.

(c)                Periodic Review of Fiduciaries.  The Company shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.  This requirement may be satisfied by formal periodic review by the Company or by a qualified person specifically designated by the Company, through day-to-day conduct and evaluation, or through other appropriate ways.

7.2              DESIGNATION OF ADMINISTRATIVE AUTHORITY

                        The Administrator shall consist of a committee of two or more individuals appointed by the Company.  Any person, including, but not limited to, an Employee of the Employer, shall be eligible to serve on the committee.  Any person so appointed shall signify his or her acceptance by filing written acceptance with the Company.  A member of the committee may resign by delivering his or her written resignation to the Company or be removed by the Company by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the committee member if no date is specified.  The committee shall act in accordance with bylaws or procedures adopted by the committee and approved by the Company.

                        The Company, upon the resignation or removal of a committee member, shall promptly designate in writing a successor to this position.  If the Company does not appoint a committee, the Company shall function as the Administrator.

7.3              Allocation and Delegation of Responsibilities

                        If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Company and accepted in writing by each Administrator.

In the event that no such delegation is made by the Company, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Company and the Trustee in writing of such action and specify the responsibilities of each Administrator.  The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Company or the Administrators file with the Trustee a written revocation of such designation.

7.4              POWERS AND DUTIES OF THE ADMINISTRATOR

                        The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding upon all persons.  The Administrator may establish procedures, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation, or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code section 401(a), and shall comply with the terms of ERISA and all regulations issued pursuant thereto.  The Administrator shall have all powers necessary or appropriate to accomplish his or her duties under its Plan.

                        The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)                the discretion to determine all questions relating to the eligibility of an Employee to become a Participant or remain a Participant hereunder and to receive benefits under the Plan;

(b)               to correct any defect, reconcile any inconsistency, resolve any ambiguity, or supply any omission with respect to the Plan;

(c)                to make all other determinations, factual or otherwise, necessary or advisable for the discharge of the Administrator’s duties under the Plan;

(d)               to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(e)                to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(f)                to maintain all necessary records for the administration of the Plan;

(g)               to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(h)               to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(i)                 to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

(j)                 to consult with the Company and the Trustee regarding the short- and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(k)               to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

(l)                 to assist any Participant regarding his or her rights, benefits, or elections available under the Plan; and

(m)             to determine whether any domestic relations order constitutes a qualified domestic relations order, as defined in Code section 414(p), and to take such action as the Administrator deems appropriate in light of such domestic relation order.

7.5              RECORDS AND REPORTS

                        The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

7.6              APPOINTMENT OF ADVISERS

                        The Administrator or Trustee, with the consent of the Company, may appoint counsel, specialists, advisers, and other persons as the Administrator or Trustee deems necessary or desirable in connection with the administration of this Plan.

7.7              INFORMATION FROM EMPLOYER

                        To enable the Administrator to perform its functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or Severance from Employment and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan.  The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

7.8              PAYMENT OF EXPENSES

                        All expenses of administration may be paid out of the Fund unless paid by the Employer.  Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan.  Until paid, the expenses shall constitute a liability of the Fund.  However, the Employer may reimburse the Fund for any administration expense incurred.  Any administration expense paid to the Fund as a reimbursement shall not be considered an Employer contribution.

7.9              MAJORITY ACTIONS

                        The members of the committee shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

7.10          CLAIMS PROCEDURE

(a)                Initial Claim.  A Participant, Spouse, or Beneficiary (“claimant”) who believes he or she is entitled to benefits hereunder, may claim those benefits by submitting to the Administrator a written notification of any claim of right to such benefits.  The Administrator shall make all determinations as to the right of any person to receive benefits under the Plan.  If such benefits are wholly or partially denied, the Administrator shall notify the claimant of the denial of the claim.

(b)               Notice of Denial of Claim.  Any notice of denial of a claim shall:

(i)                 be in writing and sent to the claimant by registered or certified mail (or by means of an electronic medium that satisfies the requirements of 29 CFR §2520.104b-1(c)(1)(i), (iii), and (iv));

(ii)               be written in a manner calculated to be understood by the claimant;

(iii)             contain (A) the specific reason or reasons for the denial of the claim, (B) specific reference to the pertinent provisions of the Plan upon which the denial is based, (C) a description of the required documentation and procedures necessary to perfect the claim, along with an explanation of why such material or information is necessary, (D) an explanation of the claims review procedure, including time limits applicable to the procedure, and (E) a statement of the claimant’s right to bring a civil action under section 502(a) of the Act following an adverse determination on review; and

(iv)             be given to a claimant within 90 days after receipt of his or her claim by the Administrator unless special circumstances require an extension of time for processing of the claim.  If such extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of such 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate and the date the determination is expected.  In no event may the extension exceed a total of 180 days from the date of the original receipt of the claim.

(c)                Procedure for Appeal.  In case of a denial as outlined in Section 7.10(b), the claimant or his or her representative shall have the opportunity to appeal to the Administrator for review thereof by requesting such review in writing to the Administrator; provided, however, that such written request must be received by the Administrator (or his or her delegate to receive such requests) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim.  The claimant or his or her representative shall have a right to review all pertinent documents and submit comments in writing.  The claimant or his or her duly authorized representative shall also be provided, upon request and without charge, reasonable access to and copies of, all documents, records, or other information relevant to the claim.  The claimant or his or her duly authorized representative shall also be permitted to submit to the Administrator documents, records, and other information relating to the claim.

(d)               Decision on Appeal.  No later than 60 days after its receipt of the request for review, the Administrator shall render a decision in writing (or by means of an electronic medium that satisfies the requirements of 29 CFR §2520.104b-1(c)(1)(i), (iii), and (iv)) stating specific reasons therefor and citing specific Plan references. If special circumstances require extension, and upon prior written notice to the claimant, the Administrator’s decision may be given within 120 days after receipt of the request for review. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review is expected.

                        Notwithstanding the foregoing, if the Administrator is a committee that holds regularly scheduled meetings at least quarterly, an individual’s request for review shall be acted upon at the meeting immediately following the receipt of the individual’s request, unless such request is filed within 30 days preceding such meeting.  In such instance, the decision shall be made no later than the date of the second meeting following receipt of such request.  If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third meeting of the Administrator following the receipt of such request for review and written notice of the extension shall be furnished to the individual prior to the commencement of the extension. The extension notice shall indicate the special circumstances requiring an extension and the date that the determination on review will be made.  The Administrator shall notify the claimant or his or her representative of the determination as soon as possible, but not later than five days after the determination is made.

                        In the event that the decision denies in whole or in part a claim on appeal, the notice furnished to the claimant shall also specify that the claimant or his or her duly authorized representative has a right to be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, or other information relevant to the claim and specify that the claimant has a right to bring a civil action under section 502(a) of the Act.  Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim shall be provided. In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

7.11          LIMITATIONS ON ACTIONS

(a)                A claimant (as defined in Section 7.10) shall have no right to bring any action at law or in equity regarding a claim for benefits, unless and until he or she exhausts his or her rights to review under Section 7.10 in accordance with the time frames set forth in those procedures.

(b)               No action at law or in equity shall be brought to recover benefits under the Plan later than two years from the date of the final adverse benefit determination of the claimant’s appeal of the denial of his or her claim for benefits under Section 7.10.  Notwithstanding the foregoing, if the applicable, analogous Pennsylvania statute of limitations has run or will run before the aforementioned two-year period, the Pennsylvania statute of limitations is controlling.

(c)                No action at law or in equity shall be brought in connection with the Plan except in Federal district court in Philadelphia, Pennsylvania.

7.12          DISCRETIONARY AUTHORITY

                        The Administrator (or its designee, in the case of any delegated duties) shall have sole discretion to carry out its responsibilities under this Article VII, to construe and interpret the provisions of the Plan and to determine all questions concerning benefit entitlements, including the power to construe and determine disputed or doubtful terms.  To the maximum extent permissible under law, the Administrator’s (or its designee’s) determinations on all such matters shall be final and binding upon all persons involved.

ARTICLE VIII
AMENDMENT, TERMINATION AND MERGERS

8.1              RIGHT TO AMEND

(a)                By The Board of Directors.  The Board of Directors of the Company shall have the right to amend the Plan at any time by resolution, subject to the following limitations:

(i)                 No such amendment shall cause any part of the Trust assets to be used for or diverted to any purpose other than the exclusive benefit of the Participants or their Beneficiaries, except as provided in Section 9.6(b).

(ii)               No such amendment shall cause any reduction in the amount of any Participant’s accrued benefit.  For purposes of this paragraph, an amendment which has the effect of (A) eliminating or reducing an early retirement benefit or a retirement-type subsidy, or (B) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing accrued benefits except as provided in Code section 411(d)(6) and the Regulations thereunder.

(iii)             No such amendment shall change any vesting schedule unless, in the case of an Employee who is a Participant on:

(A)             The date the amendment is adopted; or

(B)              The date the amendment is effective, if later,

the vested percentage of such Participant’s right to his or her Aggregate Account is not less than such percentage computed under the Plan without regard to such amendment.  Furthermore, no such amendment shall otherwise change any vesting schedule unless each Participant having three or more Years of Service is permitted to elect, in accordance with the Code and applicable Regulations, to have the vested percentage of his or her Aggregate Account determined under the Plan without regard to such amendment; provided, however, that no election shall be given to any Participant whose vested percentage under the Plan as amended cannot at any time be less than such percentage determined without regard to such amendment.

(b)               By the Administrator.  The Administrator shall have the right to amend the Plan at any time, subject to the limitations set forth in Section 8.1(a), except to the extent the Board of Directors of the Company has retained amendment authority.  The Board has retained amendment authority with respect to (i) any increase in the rate of Matching Contributions under the Plan (except as provided in Section 4.4(a)), (ii) any increase in the rate of Nonelective Contributions above 3% of Compensation, (iii) any new type of employer contribution under the Plan, (iv) any increase in the amount of any benefit payable to a terminated Participant or Beneficiary, and (v) any amendment authorizing one or more new groups of employees to become Participants in the Plan if the aggregate number of Participants added is 5% or more of the number of Participants at the beginning of the Plan Year, except, in the case of clauses (i) and (ii), to the extent such amendment is required under the terms of a collective bargaining agreement between employee representatives (within the meaning of Code section 7701(a)(46)) and the Employer under which retirement benefits were the subject of good faith bargaining between the parties.  The Administrator shall supply the Secretary of the Board of Directors of the Company with copies of all Plan amendments adopted by the Administrator as well as signed resolutions adopting such amendment.

8.2              TERMINATION

(a)                Right to Terminate.  The Company shall have the right to terminate the Plan at any time and for any reason by delivering to the Trustee and Administrator written notice of such termination.  Upon any full or partial termination or complete discontinuance of the Employer’s contributions to the Plan, all amounts credited to the affected Participants’ Aggregate Accounts shall be 100% Vested and shall not thereafter be subject to forfeiture, and any unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)               Distribution Upon Termination.  Upon the full termination of the Plan, the Company shall direct the distribution of the assets of the Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5, except that Participant consent shall not be required if not required under applicable Regulations.  Distributions to a Participant shall be made in cash or through the purchase of irrevocable nontransferable deferred commitments from an insurer.  Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of section 411(d)(6) protected benefits.  Notwithstanding the foregoing, amounts held by a Participant’s Aggregate Account that are attributable to Nonelective Contributions for a Plan Year beginning on or after January 1, 2008 or Elective Contributions shall not be distributed on termination of the Plan unless (i) distribution is permitted under another Section of the Plan (e.g., on account of Severance from Employment), or (ii) distribution may be made pursuant to Regulation section 1.401(k)-1(d)(4) (or any successor thereto).

8.3              MERGER OR CONSOLIDATION

                        This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to, any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any section 411(d)(6) protected benefits.

ARTICLE IX
MISCELLANEOUS

9.1              PARTICIPANT’S RIGHTS

                        This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee.  Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of this Plan.

9.2              ALIENATION

(a)                In General.  Subject to the exceptions provided below, no benefit which shall be payable under the Plan to any person (including a Participant or his or her Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)               Loans.  Subsection (a) shall not apply to the extent a Participant or Beneficiary is indebted to the Plan as a result of a loan from the Plan.  At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness.  Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his or her Aggregate Account.  If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his or her Aggregate Account, he or she shall be entitled to a review of the validity of the claim in accordance with procedures provided in Section 7.10.

(c)                Qualified Domestic Relations Orders.  Subsection (a) shall not apply to a qualified domestic relations order as defined in Code section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of ERISA.  The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders.  Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the Spouse or Surviving Spouse for all purposes under the Plan.

(d)               Other Exceptions to Nonalienation.  Subsection (a) shall not apply to an amount necessary to satisfy a Federal tax levy made pursuant to Code section 6331 or, subject to the provisions of Code section 401(a)(13), a judgment relating to the Participant’s conviction of a crime involving the Plan, to a judgment, order, decree, or settlement agreement between the Participant and the Secretary of Labor relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA.  Notwithstanding anything in the Plan or this Section to the contrary, this Section is intended to address the requirements of Code section 401(a)(13) and Section 206 of ERISA and Federal rulings and regulations issued thereunder, and to permit action by Plan fiduciaries (including, but not limited to, the recovery of benefit overpayments by reducing Plan benefits or the withholding of taxes from Plan benefits) that do not violate the principles of Code section 401(a)(13) or section 206 of ERISA as described in such rulings and regulations.

9.3              CONSTRUCTION OF PLAN

                        Construction, validity, and administration of this Plan shall be governed by the laws of the Commonwealth of Pennsylvania (without reference to principles of conflicts of laws) except to the extent that such laws have been superseded by ERISA.

9.4              GENDER AND NUMBER

                        Wherever any words are used herein in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5              LEGAL ACTION

                        In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, the Trustee or Administrator shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorneys’ fees, and other expenses pertaining thereto incurred by the Trustee or Administrator for which the Trustee or Administrator shall have become liable.

9.6              PROHIBITION AGAINST DIVERSION OF FUNDS

(a)                Exclusive Benefit Rule.  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement, or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants or their Beneficiaries.

(b)               Exceptions.

(i)                 In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to ERISA section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one year following the time of payment and the Trustee shall return such amount to the Employer within the one year period.  Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

(ii)               Notwithstanding any provision of the Plan to the contrary, except Section 3.5, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one year following the disallowance of the deduction, demand repayment of such disallowed contribution, and the Trustee shall return such contribution within one year following the disallowance.  Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.7              BONDING

                        Every Fiduciary, except a bank or an insurance company, unless exempted by ERISA and the regulations thereunder, shall be bonded in an amount required by law and in a form required by law.  Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Fund or by the Employer.  No bonding in excess of the amount required by law shall be considered required by the Plan.

9.8              RECEIPT AND RELEASE FOR PAYMENTS

                        Any payment to any Participant, his or her legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian, or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.9              ACTION BY THE EMPLOYER

                        Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.10          NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                        The “Named Fiduciaries” of this Plan are (1) the Company, (2) the Administrator, and (3) the Trustee.  The Named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan.  In general, the Company (and any other Employer) shall have the sole responsibility for making the contributions provided for under Section 4.1.  The Company shall have the sole authority to appoint and remove the Trustee and the Administrator, to formulate the Plan’s funding policy and method, and to amend or terminate, in whole or in part, the Plan.  The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan.  The Trustee shall have the sole responsibility for the management of the assets held under the Trust, except those assets the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan.  Each Named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action.  Furthermore, each Named Fiduciary may rely upon any such direction, information, or action of another Named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information, or action.  It is intended under the Plan that each Named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan.  No Named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value.  Any person or group may serve in more than one fiduciary capacity.

9.11          HEADINGS

                        The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.12          ELECTRONIC MEDIA

                        Whenever elections, notices, consents, or other communications are required to be in writing herein, the Administrator may designate that such elections, notices, consents, or other communications shall be by other means, including the use of electronic media, if such use is permitted by law; provided, however, that such elections, notices, consents, or other communications shall be in such form as the Administrator shall specify and approve.

9.13          CLERICAL ERROR

                        If any fact pertaining to eligibility for an amount of benefits payable under the Plan to a Participant or other payee has been misstated, or in the event of clerical error, the benefits shall be adjusted by the Committee or its delegate on the basis of the correct facts in a manner precluding individual selection.

9.14          UNIFORMITY

                        All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.  In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

IN WITNESS WHEREOF, Quaker Chemical Corporation has caused these presents to be duly executed on this             8th       day of    December    , 2015.

                                                                                    QUAKER CHEMICAL CORPORATION

Attest: /s/ Irene M. Kisleiko                            By:        /s/ Ronald S. Ettinger                                                                                                                        Ronald S. Ettinger

                                                                                    Vice President, Human Resources

EXHIBIT A

PARTICIPATING EMPLOYERS

AS OF JANUARY 1, 2016

The following Affiliated Employers were participating in the Plan as of January 1, 2016:

                                                AC Products, Inc.

                                                Epmar Corporation

                                                G.W. Smith & Sons, Inc.

                                                Summit Lubricants Inc.